Exhibit 99.1







                            Asset Purchase Agreement




                                 by and between





                           Bay4 Capital Partners, LLC

                                       and

                                 Comdisco, Inc.











                           Dated as of August 25, 2003


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                                Table of Contents

                                                                                                              Page




                                TABLE OF CONTENTS
  ARTICLE I DEFINITIONS..........................................................................................2

  ARTICLE II PURCHASED ASSETS; PURCHASE PRICE; CLOSING...........................................................2

         2.1      Purchased Assets...............................................................................2

         2.2      Purchase Price.................................................................................2

         2.3      Payment Priorities; Contingent Payments........................................................2

         2.4      The Closing....................................................................................2

         2.5      Payment of Taxes...............................................................................2

  ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER...........................................................2

         3.1      Organization and Good Standing.................................................................2

         3.2      Corporate Authority............................................................................2

         3.3      No Conflicts...................................................................................2

         3.4      Consents.......................................................................................2

         3.5      No Violations of Law...........................................................................2

         3.6      Taxes..........................................................................................2

         3.7      Litigation and Liabilities.....................................................................2

         3.8      Conduct of Business............................................................................2

         3.9      Transactions With State and Local Governments..................................................2

         3.10     Brokers' or Finders' Fees, etc.................................................................2

  ARTICLE IV STANDARDS FOR PURCHASED ASSETS......................................................................2

         4.1      Financing Contracts............................................................................2

         4.2      Leased Property................................................................................2

         4.3      Other Contracts................................................................................2

         4.4      Purchase Price Statement; Reports..............................................................2

  ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER..........................................................2

         5.1      Organization and Good Standing.................................................................2

         5.2      Corporate Authority............................................................................2

         5.3      No Conflicts...................................................................................2

         5.4      Consents.......................................................................................2

         5.5      Brokers' or Finders' Fees, etc.................................................................2

         5.6      Financing......................................................................................2

  ARTICLE VI CONDUCT AND TRANSACTIONS PRIOR TO CLOSING; COVENANTS................................................2

         6.1      No Solicitation................................................................................2

         6.2      Access.........................................................................................2

         6.3      Hart-Scott-Rodino Filings......................................................................2

         6.4      No Changes.....................................................................................2

         6.5      Conduct of Business............................................................................2

         6.6      Negative Covenants.............................................................................2

         6.7      Pending or Threatened Litigation...............................................................2

         6.8      Tax Matters/Allocation of Purchase Price.......................................................2

         6.9      Insurance; Risk of Loss........................................................................2

         6.10     Further Assurances.............................................................................2

         6.11     Payment of Broker's or Finder's Fees...........................................................2

         6.12     Deferred Fees..................................................................................2

         6.13     Employees......................................................................................2

         6.14     Covenants; Enforcement of Restrictive Covenants................................................2

         6.15     Restructuring Payment..........................................................................2

         6.16     Radio Shack Reconciliation.....................................................................2

         6.17     Ancillary Agreements...........................................................................2

         6.18     Other Intellectual Property....................................................................2

         6.19     Post-Closing Operations of Purchaser...........................................................2

         6.20     Post-Closing Reporting Obligations.............................................................2

         6.21     Books and Records..............................................................................2

         6.22     Property Tax...................................................................................2

         6.23     Inactive Contracts.............................................................................2

         6.24     Best Efforts...................................................................................2

         6.25     Headquarters Space.............................................................................2

         6.26     DLR Invoicing..................................................................................2

         6.27     Lockbox Cash...................................................................................2

         6.28     Additional Lease Transactions..................................................................2

         6.29     Purchase Price Statements......................................................................2

         6.30     Canadian Transaction...........................................................................2

         6.31     Transfers Not Effected as of Closing...........................................................2

  ARTICLE VII CONDITIONS TO CLOSING; ABANDONMENT OF THE TRANSACTION..............................................2

         7.1      Conditions to Purchaser's Obligations to Close.................................................2

         7.2      Conditions to Seller's Obligations to Close....................................................2

  ARTICLE VIII TERMINATION.......................................................................................2

         8.1      Termination....................................................................................2

         8.2      Procedure and Effect of Termination............................................................2

  ARTICLE IX NO COMPETITION; No Solicitation; Confidentiality....................................................2

         9.1      No Competition.................................................................................2

         9.2      No Solicitation................................................................................2

         9.3      Confidentiality................................................................................2

         9.4      Public Announcements...........................................................................2

         9.5      Miscellaneous..................................................................................2

  ARTICLE X Indemnifications and Related Matters.................................................................2

         10.1     Indemnification by Seller......................................................................2

         10.2     Additional Indemnification by Seller...........................................................2

         10.3     Sole and Exclusive Remedy......................................................................2

         10.4     Indemnification by Purchaser...................................................................2

         10.5     Additional Indemnification by Purchaser........................................................2

         10.6     Indemnification Procedure......................................................................2

         10.7     Survival of Representations and Warranties.....................................................2

  ARTICLE XI GENERAL.............................................................................................2

         11.1     Lock Box Reconciliation........................................................................2

         11.2     Amendments.....................................................................................2

         11.3     Integrated Contract............................................................................2

         11.4     Governing Law..................................................................................2

         11.5     Notices........................................................................................2

         11.6     No Assignment..................................................................................2

         11.7     Headings.......................................................................................2

         11.8     Counterparts...................................................................................2

         11.9     Severability...................................................................................2

         11.10    Binding Effect.................................................................................2

         11.11    Waiver of Jury Trial...........................................................................2

         11.12    No Third-Party Beneficiary.....................................................................2

         11.13    Conveyancing Documents.........................................................................2

         11.14    Expenses 2

         11.15    Currency 2


Exhibits

Exhibit A                      Form of Lease Services Agreement
Exhibit B                      Form of Promissory Note
Exhibit C                      Form of Security Agreement (Note Portion)
Exhibit D                      Form of Subordination Agreement
Exhibit E                      Form of Trademark License Agreement
Exhibit F                      Form of Bill of Sale
Exhibit G                      Form of Assumption Agreement
Exhibit H                      Form of Transition Services Agreement
Exhibit I                      Form of Retention Bonus Agreement
Exhibit J                      Form of Seller's Counsel Opinion
Exhibit K                      Form of Seller's Counsel Opinion
Exhibit L                      Form of Purchaser's Counsel Opinion

Schedules

Schedule 1.1                   Exceptions to Bankrupt Accounts Receivable
Schedule 1.2                   Assumed Indebtedness
Schedule 1.3                   [Intentionally Omitted]
Schedule 1.4                   Credit Enhancements
Schedule 1.5                   Computer Hardware
Schedule 1.6                   Inventory
Schedule 1.7                   Lease Exceptions
Schedule 1.8                   Lease Transactions
Schedule 1.9                   Marks
Schedule 1.10                  Other Contracts
Schedule 1.11                  Lockbox Accounts
Schedule 1.12                  Telephone and Facsimile Numbers
Schedule 1.13                  Residuals
Schedule 2.1(b)                Excluded Assets
Schedule 2.2(b)(v)             Certain Lease Transactions
Schedule 2.3                   Bank One Remarketing Agreement
Schedule 3.1                   Organization and Good Standing Disclosures
Schedule 3.4                   Consents
Schedule 4.1(b)                Financing Contract Disclosures
Schedule 4.1(c)                Certain Credit Enhancements
Schedule 4.1(d)                Required Consent Financing Contracts
Schedule 4.1(e)                Certain Remarketing Agreements
Schedule 4.2(a)                Leased Property Disclosures
Schedule 4.2(b)(ii)            Financing Contracts with Seller Provided
                               Insurance
Schedule 4.4(a)                Purchase Price Statement
Schedule 6.16                  Radio Shack Leases

                            ASSET PURCHASE AGREEMENT

                  This Asset Purchase Agreement is made and entered into on August 25, 2003, by and between BAY4 CAPITAL PARTNERS, LLC, a Florida limited liability company ("Purchaser"), and COMDISCO, INC., a Delaware corporation ("Seller").

                  WHEREAS, Purchaser desires to purchase and acquire, and Seller desires to sell, convey, assign and transfer to Purchaser, the Purchased Assets (as hereinafter defined), which comprise substantially all of the remaining assets of Seller's United States information technologies equipment leasing business (the "Business"), and Purchaser is willing to assume, and Seller desires to assign and delegate to Purchaser, certain liabilities associated therewith, all in the manner and subject to the terms and conditions set forth herein.

                  NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound, Purchaser and Seller do hereby agree as follows:

ARTICLE I

                                   DEFINITIONS

                  Capitalized terms used in this Agreement shall have the following meanings:

                  "Accounts Receivable" means the accounts receivable of Seller existing on, and arising after, the Effective Date relating to (i) the Lease Portfolio and (ii) any inactive master lease or master rental agreement (including any master agreement and product supplement agreement) that has been assigned a "leasing corp code" of 01, 10, 18 or 43 in the Books and Records of Seller as maintained prior to the date hereof; provided, that, except for lease agreements or rental agreements and any master leases or master rental agreements (including any master agreements and product supplement agreements) specifically set forth on Schedule 1.1, clause (ii) shall not include any master lease or master rental agreement (including any master agreement and product supplement agreement) with a counterparty that is subject to any voluntary or involuntary bankruptcy proceeding or as to which a receiver or trustee has been appointed to administer its insolvency.

                  "Advance Payment" shall mean, in respect of any Financing Contract, any security deposit or other payment that was received by Seller as collateral or security, or any advance rent or unapplied cash received by Seller prior to the scheduled due date therefor, in each case to the extent existing on, or arising after, the Effective Date in respect of such Financing Contract.

                  "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person.

                  "Agreement" shall mean this Asset Purchase Agreement, including the schedules and exhibits attached hereto and made a part hereof, as the same may be supplemented or amended from time to time in accordance with the provisions hereof.

                  "Allocation Statement" shall have the meaning given to such term in Section 6.8(c).

                  "Assumed Indebtedness" shall mean the institutional indebtedness of Seller as specifically listed on Schedule 1.2.

                  "Assumed Liabilities" shall mean all liabilities and obligations of Seller and its Affiliates with respect to, arising out of or relating to (i) the Assumed Indebtedness, (ii) the ownership, possession or use of the Other Contracts to the extent arising on or after the Effective Date,
(iii) the ownership, possession or use of the Financing Contracts, Financing Documents, Leased Property and Credit Enhancements (including, without limitation, residual sharing obligations) to the extent arising on or after the Effective Date, (iv) the ownership, possession or use of the Inventory to the extent arising on or after the Effective Date, (v) the ownership, possession or use of the Inactive Contracts (to the extent that Purchaser or an Affiliate of Purchaser operate or exercise rights under or use, or seek to do any of the foregoing, with respect to such Inactive Contracts) to the extent arising on or after the Effective Date, (vi) accounts payable related to the Financing Contracts to the extent arising on or after the Effective Date, (vii) any obligations as a lessor to any Obligor under any Financing Contracts to the extent arising on or after the Effective Date, (viii) Advance Payments, (ix) the ownership, possession or use of the Marks to the extent arising on or after the Effective Date (but not including any liabilities or obligations to the extent resulting from the use by Seller as licensee (or any sublicensee of Seller) of the Marks except to the extent such use is the result of the specific written instruction of Purchaser) and (x) the ownership, possession or use of the Computer Hardware to the extent arising on or after the Effective Date. Assumed Liabilities shall not include any other liabilities or obligations of Seller.

                  "Authorization" shall mean any domestic or foreign, federal, state, provincial, local or other governmental or other quasi-governmental consent, license, permit, grant, authorization or approval, including but not limited to any consent, license, permit, grant, authorization or approval of any agency, instrumentality or subdivision of the foregoing, which is used in or necessary to the ownership, use, lease or operation of any of the Purchased Assets.

                  "Bankruptcy Exception" shall mean, in respect of any agreement, contract or commitment, any limitation thereon imposed by any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors' rights and remedies generally and, with respect to the enforceability of any agreement, contract or commitment, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  "Books and Records" means the books and records of Seller to the extent specifically relating to the Lease Portfolio.

                   "Business" shall have the meaning given to such term in the preamble to this Agreement.

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to close.

                  "Buyout Value" shall mean the sum of (i) the present value of the remaining future lease rental payments originally due under any Financing Contract that is made subject to a Restructuring Transaction pursuant to Section
6.15 hereof discounted to the effective rental start date of such Restructuring Transaction at a per annum rate (appropriately compounded to reflect the frequency of such future lease rental payments) equal to the lesser of (a) the interest rate of the Assumed Indebtedness, if any, with respect to such Financing Contract, (b) the penalty rate of the Assumed Indebtedness, if any, with respect to such Financing Contract or (c) 4.5% and (ii) the present value of Residual of the Leased Property subject to such Financing Contract (reduced by any month-to-month lease rental payments received after the scheduled termination date of such Financing Contract) discounted to the effective rental start date of such Restructuring Transaction at a per annum rate (compounded annually) of 5.0%, in each case as such present values are determined immediately prior to giving effect to any changes or modifications that would be caused by or result from such Restructuring Transaction.

                  "Canadian Transaction Documents" shall have the meaning given to such term in Section 6.30.

                  "Cash Portion" shall have the meaning given to such term in
Section 2.2(a)(i).

                  "Closing" shall mean the consummation of the transactions contemplated hereby pursuant to the terms of this Agreement, and "Closing Date" shall be deemed to mean the date of such Closing.

                  "COBRA" shall have the meaning given to such term in Section 6.13(b).

                  "COBRA Subsidy" shall have the meaning given to such term in
Section 6.13(b).

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor law.

                  "Comdisco Canada" shall have the meaning given to such term in
Section 6.30.

                  "Commitment Letter" shall have the meaning given to such term in Section 5.6.

                  "Competitive Business" shall have the meaning given to such term in Section 9.1.

                  "Computer Hardware" shall mean the personal computers and laptops owned by Seller that are used by Hired Employees on a day-to-day basis and the computer equipment owned by Seller that is specifically listed on
Schedule 1.5 and, to the extent transferable, any third party vendor software contained on such personal computers, laptops and computer equipment.

                  "Computer Software" shall mean the CLASS, IPM, STP and LBQ computer software (including object code and source code and documentation related thereto to the extent available) and related Know-How owned by Seller and used exclusively by or in connection with any Obligor; provided, however, that the term Computer Software shall not include any third party software such as the Imaging System or any other third party software used as a platform or otherwise necessary to run any such computer software.

                  "Credit Enhancement" shall mean any (i) Advance Payment, (ii) investment certificate, certificate of deposit, authorization to hold funds, hypothecation, pledge or charge of account or like instrument, (iii) letter of credit, repurchase agreement, agreement of indemnity, guarantee, lease guarantee bond or postponement agreement, (iv) recourse agreement, (v) security agreement,
(vi) Property, (vii) certificate representing shares or the right to purchase capital of or interests in, any Person, (viii) agreement, contract or arrangement designed to enhance the creditworthiness of an Obligor, or (ix) bond or debenture including, without limitation, those listed on Schedule 1.4, in each case to the extent pledged, assigned, mortgaged, charged, hypothecated, made, delivered or transferred as security for the performance of any obligation under or with respect to any Financing Contract or any Other Contract constituting Purchased Assets.

                   "Current Receivables" shall mean the Accounts Receivable of Seller that are, as of the Effective Date, outstanding less than 60 days after the first date on which payment of such amount was required pursuant to the applicable Financing Contract; provided, however, that in no event shall Current Receivables include any Accounts Receivable associated with (i) Lease Exceptions or (ii) amounts for sales, use and other similar Taxes.

                  "Damages" shall mean any and all losses, claims, damages, liabilities, obligations, judgments, equitable relief granted, settlements, awards (including back pay awards), demands, offsets, defenses, counterclaims, actions or proceedings, reasonable out-of-pocket costs, reasonable expenses and reasonable legal or attorneys' fees (including any such reasonable costs, reasonable expenses and reasonable legal or attorneys' fees incurred in enforcing any right of indemnification against any Indemnitor or with respect to any appeal), interest and penalties, if any.

                  "Deferred Portion" shall have the meaning given to such term in Section 2.2(c).

                  "Direct Costs of Restructuring" shall mean, with respect to a Financing Contract that is the subject of a Restructuring Transaction pursuant to Section 6.15 hereof, the sum of (i) any costs of property or equipment newly added to such Financing Contract as a result of such Restructuring Transaction,
(ii) soft costs financed as a part of the property or equipment financing payments (such as prepaid maintenance or prepaid taxes) under such restructured Financing Contract and (iii) commissions paid or payable in connection with the completion of such Restructuring Transaction at the actual rate incurred, but in no event greater than 20.0% of the Margin; provided, that for purposes of calculating Margin solely with respect to this clause (iii), the amount of Direct Costs of Restructuring utilized in such Margin calculation shall be equal to the sum of the costs identified only in clauses (i) and (ii) of this definition without giving effect to the amount of commissions paid or payable in connection with the completion of such Restructuring Transaction.

                  "Document" shall mean any book, record, file, paper, computer tape, computer disk, microfilm, information storage device of any type and any other document.

                  "Domain Name" shall mean the domain name "comdisco.com".

                  "Effective Date" shall mean 11:59 p.m. local time in Chicago, Illinois on August 31, 2003.

                  "Encumbrance" shall mean any title defect, conflicting or adverse claim of ownership, mortgage, hypothecation, security interest, lien, pledge, claim, right of first refusal, option, charge, covenant, reservation, lease, order, decree, judgment, stipulation, settlement, attachment, restriction, objection or any other encumbrance of any nature whatsoever, whether or not perfected.

                  "Environmental Costs and Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Action, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, but not limited to, all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Environmental Permit, order or agreement with any Governmental Entity or other Person, which relate to any environmental, health or safety condition or a Release or threatened Release.

                  "Environmental Law" means any applicable federal, state, provincial, local, or foreign law (including common law), statute, code, ordinance, rule, regulation or other legal requirement relating to the environment, natural resources, or public or employee health and safety.

                  "Environmental Permit" shall mean, with respect to Seller, all Authorizations required by Environmental Law to use the Purchased Assets.

                  "Estimated Purchase Price Statement" shall mean a statement that sets forth the estimated Purchase Price calculation, prepared in accordance with the Statement Methodology as of the Effective Date by adjusting the Purchase Price Statement in the manner set forth in Section 2.2(d) hereof.

                  "Excluded Assets" shall mean all assets of the Seller and its subsidiaries and Affiliates except for the Purchased Assets, including, without limitation, (i) all cash and cash equivalents (including all rights or incidents of interest of Seller with respect to the cash or cash equivalents in Lockbox Accounts) held by Seller or otherwise for the account of Seller prior to the Effective Date, (ii) all Financing Contracts, Leased Property, Credit Enhancements, manufacturers' and vendors' warranties and Accounts Receivable that are not Purchased Assets pursuant to Section 2.1(d) hereof, (iii) all Intellectual Property (other than Marks), except as set forth in Section 6.18 hereof, and (iv) the assets listed on Schedule 2.1(b).

                  "Excluded Liabilities" shall mean any liability or obligation (whether known or unknown, contingent or absolute, or arising before, on or after the Effective Date) of Seller other than the Assumed Liabilities. Excluded Liabilities shall include, without limitation, (i) any Environmental Costs and Liabilities to the extent arising from, related to or otherwise attributable to
(A) the operation by Seller or any of its Affiliates or any predecessors thereof of any real property owned, operated or leased by Seller or any of its Affiliates prior to the Effective Date, including, without limitation, noncompliance with or liability under Environmental Law and Remedial Action obligations, (B) any Excluded Asset or (C) the operations of Seller or any of its Affiliates after the Effective Date; (ii) any obligation under this Agreement of Seller; (iii) any rights or obligations under any agreements, contracts, commitments or guaranties in respect of any indebtedness for borrowed money not expressly assumed by Purchaser pursuant hereto; (iv) any liability with respect to employees of Seller (other than as provided in Section 6.13 and Section 10.4 hereof); (v) (A) any liability or obligation of Seller or any Affiliate thereof (or any predecessor thereto) to the extent relating to any Taxes imposed on or with respect to Seller or any such Affiliate (or any predecessor thereto) other than with respect to the Purchased Assets or the Assumed Liabilities and (B) any liability or obligation with respect to the Purchased Assets or the Assumed Liabilities for all periods, or portions thereof, ending on or prior to the Effective Date to the extent relating to Taxes; and (vi) any liability of Seller to the extent related to any Excluded Asset.

                  "Final Purchase Price Statement" shall mean a statement that sets forth the final Purchase Price calculation, prepared in accordance with the Statement Methodology by adjusting the Estimated Purchase Price Statement to only the Special Adjustments and no others, which shall be described in reasonable detail therein.

                  "Financing Contract" shall mean any lease agreement or rental agreement and any master lease or master rental agreement (including any master agreement and product supplement agreement), installment or conditional sales agreement, sublease, loan and security agreement and promissory note, however titled, in each case with respect to equipment or property owned and/or provided by Seller, each evidencing the payment obligation of an Obligor and entered into with respect to a Lease Transaction, together with all schedules, supplements and addenda relative to any of the foregoing (including any assignment, assumption, renewal or novation, delivery, acceptance or installation certificates, purchase orders, purchase order assignments and sale and leaseback agreements).

                  "Financing Documents" shall mean all applicable agreements, arrangements, understandings and Documents, if any, entered into in connection with or otherwise applicable to any Lease Transaction, including, without limitation, all agreements, delivery and acceptance certificates, assignment agreements, waivers, Uniform Commercial Code filings, certificates of title, mortgages, commodity assignments, warranties and guarantees, together with all schedules, supplements and addenda relative to any of the foregoing.

                  "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States consistently applied.

                  "Governmental Entity" shall mean a federal, state, provincial, local, county or municipal government, governmental, regulatory or administrative agency, department, commission board, bureau, court or other authority or instrumentality, domestic or foreign.

                  "Hazardous Material" shall mean any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

                  "Hired Employee" shall have the meaning given to such term in
Section 6.13(a).

                  "Hiring Affiliate" shall have the meaning given to such term in Section 6.13(a).

                  "Holdback" shall mean the cash proceeds retained by Wells Fargo in connection with the Wells Fargo Purchase, which cash proceeds shall be equal to two percent (2.0%) of the amount of the purchase price for the lease receivables purchased by Wells Fargo in connection with the Wells Fargo Purchase.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "HQ Building" shall have the meaning given to such term in
Section 6.25.

                  "HQ Purchaser" shall have the meaning given to such term in
Section 6.25.

                  "HQ Sale Agreement" shall have the meaning given to such term in Section 6.25.

                  "Imaging System" shall mean the imaging system computer software licensed by Seller from FileNet Corporation and the other software licensed by Seller from FileNet Corporation and/or other third party vendors for use in connection therewith and Seller's proprietary imaging application used in connection therewith.

                  "Inactive Contract" shall mean Seller's rights to or under any master lease or master rental agreement (including any master agreement and product supplement agreement) that has been issued under a "leasing corp code" of 01, 10, 18 or 43 and is or shall be inactive as of the Closing Date.

                  "Indemnification Event" shall mean any event, action, proceeding or claim for which a Person is entitled to indemnification under this Agreement.

                  "Indemnitor" shall mean the indemnifying person in the case of any obligation to indemnify pursuant to the terms of this Agreement.

                  "Initial Allocation Statement" shall have the meaning given to such term in Section 6.8(c).

                  "Intellectual Property" shall mean, collectively, all United States and foreign registered, unregistered and pending (i) Marks, (ii) Computer Software, (iii) copyrights (including, without limitation, those in Computer Software and Know-How, and all registrations and applications therefor), (iv) Know-How and (v) the Domain Name, in each case which are used by Seller in connection with or related to the Lease Portfolio.

                  "Inventory" shall mean the equipment or property relating to the Business that is either (i) set forth on Schedule 1.6 to the extent it has not been sold or otherwise disposed of prior to Closing or (ii) is returned to Seller or is in transit to or held on behalf of Seller, in each case as of the Closing, to the extent related to Seller's North American information technologies equipment leasing business.

                  "IRS" shall mean the United States Internal Revenue Service.

                  "Know-How" shall mean the trade secrets, know-how, data and other confidential and proprietary technical, business and other information primarily used by Seller in connection with or relating to the Lease Portfolio.

                  "Lease Exceptions" shall mean (i) all Financing Contracts for which the Obligor with respect thereto has notified Seller of such Obligor's intent not to make scheduled lease rental payments as and when such scheduled lease rental payments become due and payable and (ii) all Financing Contracts listed on Schedule 1.7.

                  "Lease File" shall have the meaning given to such term in
Section 6.2(a).

                  "Lease Portfolio" shall mean all of the Financing Contracts and Leased Property.

                  "Lease Services Agreement" shall have the meaning given to such term in Section 2.1(d).

                  "Lease Transaction" shall mean the lease or financing arrangements provided by Seller with respect to equipment or property under which Seller is the lessor, in each case as specifically set forth on Schedule 1.8.

                  "Leased Premises" shall have the meaning given to such term in
Section 6.25.

                  "Leased Property" shall mean equipment or property with respect to which Seller is the lessor pursuant to the terms of a Financing Contract.

                  "Lockbox Account" shall have the meaning given to such term in
Section 11.1.

                  "Margin" shall mean the sum, if greater than zero, of (i) the present value of the new lease rental payments due and payable under any restructured Financing Contract as a result of a Restructuring Transaction pursuant to Section 6.15 hereof discounted to the effective rental start date of such Restructuring Transaction at a per annum rate (appropriately compounded to reflect the frequency of such new lease rental payments) equal to (a) if the restructured Financing Contract is made subject to a non-recourse discounted lease receivable arrangement that is the result of a bona fide, arms-length business transaction with a third party that is not otherwise an Affiliate of the Purchaser in connection with such Restructuring Transaction, the interest rate of such non-recourse discounted lease receivable arrangement or (b) 4.5%,
(ii) less the Buyout Value of such Financing Contract and (iii) less any Direct Costs of Restructuring reasonably incurred by Purchaser with respect to the restructuring of such Financing Contract; provided, that in the case of clause
(i), the present value shall be determined after giving effect to any changes or modifications that are caused by or have resulted from such Restructuring Transaction.

                  "Marks" shall mean the name "Comdisco" and any other trade names, trademarks, service marks, trade dress, logos, symbols, slogans and other source identifiers set forth on Schedule 1.9, together with the goodwill symbolized thereby. For the avoidance of doubt, Marks shall not include any Domain Name of Seller or any domain names of its Affiliates.

                  "Material Adverse Effect" shall mean any state of facts, events, changes or effects that is materially adverse to or materially impairs
(i) the ownership, collection, enforcement, value or administration of the Purchased Assets taken as a whole, other than (A) changes in economic or business conditions generally applicable to the United States and global economies, (B) changes in laws and regulations impacting the information technology equipment leasing industry generally, (C) changes or effects resulting from the execution or announcement of this Agreement or (D) any event, condition or matter that relates to foreign currency exchange rate or interest rate fluctuations, or (ii) the ability of any party hereto to perform its obligations under this Agreement.

                  "Monthly Cash" shall have the meaning given to such term in
Section 2.3.

                  "Monthly Statement" shall have the meaning given to such term in Section 6.20.

                  "Note Portion" shall have the meaning given to such term in
Section 2.2(b).

                  "Obligor" shall mean any Person that is an obligor, borrower or lessee under any Financing Contract.

                  "Original Equipment Cost" shall mean, with respect to any item of Leased Property, the original cost or net book value of such Leased Property as last recorded in the Books and Records of Seller in accordance with GAAP.

                  "Other Contracts" shall mean all alliance agreements, service provider agreements, consulting agreements, consignment agreements, vendor agreements, remarketing agreements and diversion agreements including, without limitation, those listed on Schedule 1.10, in each case to the extent relating to any Purchased Assets.

                  "Payment Termination Date" shall mean the date on which Purchaser's obligation to make payments to Seller pursuant to Section 2.3(g) shall terminate or expire pursuant to such Section 2.3(g).

                  "Permitted Encumbrance" shall mean (i) any Encumbrance for Taxes not yet due and payable, (ii) any mechanic's or materialmen's lien, which an Obligor under a Financing Contract is required to remove and which does not materially affect the value of the Leased Property subject to such lien, (iii) any Encumbrance on any Leased Property which is specifically permitted in accordance with the terms of the related Financing Contract and which does not materially affect the value of the Leased Property subject to such Encumbrance,
(iv) any Encumbrance created by, under or as a result of any Assumed Indebtedness, (v) any Encumbrance resulting from the terms of the applicable Financing Contract that is reflected on the books and records of Seller in accordance with GAAP or (vi) any Encumbrance that is identified or described in the Portfolio Information as of the Effective Date.

                  "Person" shall mean any individual, partnership, corporation, trust, limited liability company, unincorporated organization, government or department or agency thereof and any other entity.

                  "Portfolio Information" shall mean, with respect to any Financing Contract, the following information: (i) the name of the Obligor under such Financing Contract, (ii) the lease schedule number of such Financing Contract, (iii) a description of each item of Leased Property relating to such Financing Contract to the extent available in Seller's "leasebase" system, (iv) the Original Equipment Cost for each item of Leased Property relating to such Financing Contract, (v) the stated contractual end of term thereof, (vi) the date of the last scheduled payment under such Financing Contract, (vii) all scheduled payments due under such Financing Contract set forth on a quarterly basis, whether billed or unbilled, (viii) the terms of any purchase options in favor of the Obligor or any other Person, (ix) the proper accounting classification thereof on the books of the Seller, (x) the "leasing corp code" of such Financing Contract, (xi) the billing frequency of such Financing Contract, (xii) the Residual value of the Leased Property subject to such Financing Contract, (xiii) the country in which the Leased Property of such Financing Contract is currently located, (xiv) the net book value of such Financing Contract as recorded in Seller's book and records, (xv) the amount of prepaid maintenance or prepaid sales tax with respect to such Financing Contract and (xvi) whether such Financing Contract is a month-to-month Financing Contract.

                  "Proceedings" shall mean any civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending (including, but not limited to, any counterclaim).

                  "Promissory Notes" shall have the meaning given to such term in Section 2.2(b).

                  "Property" shall mean all property and assets of whatever nature, including, but not limited, to personal property, whether tangible or intangible, and whether leased or owned, and claims, rights and chooses in action.

                  "Proposed Acquisition Transaction" shall have the meaning given to such term in Section 6.1.

                  "Purchase Price" shall mean the amount to be paid by Purchaser to Seller in accordance with Section 2.2.

                  "Purchase Price Statement" shall have the meaning given to such term in Section 4.4(a).

                  "Purchased Assets" shall mean the following assets constituting, used in connection with or relating to the Business in existence as of the Effective Date (but shall not include any Excluded Assets listed on Schedule 2.1(b)):

(i)      all Financing Contracts and all Financing Documents;

(ii)     all Leased Property;

(iii)    all Inventory;

(iv) all Credit Enhancements (other than Advance Payments) related to the Financing Contracts;

(v)      to the extent transferable, all Other Contracts;

(vi)     to the extent transferable, all Inactive Contracts;

(vii) to the extent transferable, all rights under manufacturers' and vendors' warranties to the extent relating to the Purchased Assets and all similar rights against third parties to the extent relating to the Purchased Assets;

(viii)   copies of all Books and Records;

(ix)     all Marks;

(x)      to the extent transferable, all Computer Hardware;

(xi)     all Accounts Receivable;

(xii) all Lockbox Accounts listed on Schedule 1.11 (including all rights or incidents of interest to cash or cash equivalents in such Lockbox Accounts on and after (but not prior to) the Effective Date to the extent such cash or cash equivalents is deposited or held in such Lockbox Accounts otherwise than in respect of the Excluded Assets);

(xiii) to the extent transferable, the telephone and facsimile numbers listed on Schedule 1.12; and

(xiv) any other rights to receive payments to the extent related to the Financing Contracts that would be reflected on a balance sheet of Seller prepared in accordance with GAAP as "prepaid maintenance costs" or "prepaid sales taxes" and any other similar accounts to which payments owed by an Obligor to Seller under a Financing Contract are associated.

                  "Purchaser" shall mean Bay4 Capital Partners, LLC, a Florida limited liability company.

                  "Purchaser Indemnified Parties" shall have the meaning given to such term in Section 10.1.

                  "Purchaser Related Documents" shall have the meaning given to such term in Section 10.4.

                  "Qualified Beneficiaries" shall have the meaning given to such term in Section 6.13(b).

                  "Quarterly Statement" shall have the meaning given to such term in Section 6.20.

                  "Radio Shack Leases" shall have the meaning given to such term in Section 6.16.

                  "Reconciliation Amount" shall have the meaning given to such term in Section 6.16.

                  "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of Hazardous Material through or in the air, soil, surface water, ground water or property.

                  "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Required Consent Financing Contract" shall mean any Financing Contract that requires consent (by contract or applicable law), or novation, of the Obligor or another third party to be transferred by Seller to Purchaser.

                  "Residual" shall mean, with respect to any item of Leased Property, the amount set forth on Schedule 1.13 as the book value of such Leased Property at the expiration of the Financing Contract to which it is subject, recorded on the books and records of Seller as "NBV at term" in accordance with Seller's past accounting practices.

                  "Restructuring Transaction" shall mean the restructuring (whether by "firm term" extension, renewal, upgrade or similar transaction with an Obligor that is greater than three (3) months in duration) of any Financing Contract by an Affiliate of Purchaser following the sale by Purchaser of the Financing Contract and the Leased Property subject thereto, together with any related assets or obligations, to such Affiliate of Purchaser where such restructuring is a bona fide, arms-length business transaction with an Obligor that is not otherwise an Affiliate of the Purchaser; provided, however, that in no event shall a sale of the Leased Property subject to a Financing Transaction to the Obligor pursuant to the terms thereof constitute a Restructuring Transaction.

                  "Revised Allocation Statement" shall have the meaning given to such term in Section 6.8(c).

                  "Seller" shall mean Comdisco, Inc., a Delaware corporation.

                  "Seller Claims" shall have the meaning given to such term in
Section 6.9.

                  "Seller Disclosure Schedules" shall have the meaning given to such term in Article III.

                  "Seller Indemnified Parties" shall have the meaning given to such term in Section 10.4.

                  "Seller Related Documents" shall have the meaning given to such term in Section 10.1.

                  "Seller's Insurance Policies" shall have the meaning given to such term in Section 6.9.

                  "Seller's Knowledge" or any similar expression shall mean the actual knowledge of Ronald Mishler, Francis Cirone, John Vande Moore, Neal Rourke or David Sanborne.

                  "Special Adjustments" shall mean such adjustments to the Estimated Purchase Price Statement as shall be necessary to correct manifest errors with respect to the estimated Purchase Price calculation, including, for example, exclusion of Purchased Assets due to buyout or other disposition prior to the Effective Date, addition of in-transit Inventory, reconciliation of final month-to-month lease schedules, adjustments to Residual in excess of contractual buyout amounts and final adjustments to Assumed Liabilities and Accounts Receivable to reflect cash received by Seller prior to the Effective Date, but shall not include any adjustments relating to the valuation or carrying amount of any Purchased Asset.

                  "State and Local Governmental Entity" shall mean a state, province, territory or possession of the United States, or fully constituted political subdivision or agency of any of the foregoing, or the District of Columbia.

                  "Statement Methodology" shall have the meaning given to such term in Section 4.4(a).

                  "Subordination Agreement" shall have the meaning given to such term in Section 2.2(e).

                  "Tax" (and, in the plural, "Taxes") shall mean any domestic or foreign federal, state, provincial or local taxes, charges, fees, levies, imposts, duties and governmental fees or other like assessments or charges of any kind whatsoever, together with any interest or penalty, addition to Tax or additional amount imposed with respect thereto or any Tax Return, whether payable by reason of contract, assumption, transferee liability, operation of law or otherwise (including, but not limited to, any income, net income, gross income, receipts, windfall profit, severance, property, inventory and merchandise, business privilege, production, sales, use, license, excise, registration, franchise, employment, payroll, withholding, alternative or add-on minimum, intangibles, ad valorem, transfer, gains, stamp, estimated, transaction, title, capital, paid-up capital, profits, occupation, premium, value-added, recording, real property, personal property, federal highway use, commercial rent or environmental tax).

                   "Tax Return" shall mean any return, report or statement required to be filed with respect to any Tax (including any attachments thereto, and any amendment thereof) including, but not limited to, any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, unitary or consolidated returns for any group of entities that includes Seller or their Affiliates.

                  "Trademark License" shall have the meaning given to such term in Section 6.17.

                  "Transfer Taxes" shall have the meaning given to such term in
Section 6.8(b).

                  "Transition Services Agreement" shall have the meaning given to such term in Section 6.17.

                  "Unidentified Receipts" shall have the meaning given to such term in Section 11.1.

                  "Wells Fargo" shall mean Wells Fargo Equipment Finance, Inc.

                  "Wells Fargo Purchase" shall mean the purchase by Wells Fargo of certain lease payment receivables from Purchaser in connection with the financing by Purchaser of the Cash Portion of the Purchase Price, the net cash proceeds of which purchase shall be equal in aggregate amount to the total Cash Portion amount set forth on the Estimated Purchase Price Statement and shall be subject to adjustment as provided herein to reflect the Final Purchase Price Statement.

ARTICLE II

                    PURCHASED ASSETS; PURCHASE PRICE; CLOSING

2.1      Purchased Assets.

(a) Purchased Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, Purchaser shall purchase and acquire from Seller, and Seller shall sell, assign, transfer and convey to Purchaser, good, valid and marketable title (free and clear of all Encumbrances other than Permitted Encumbrances) in and to the Purchased Assets other than the Other Contracts and Inactive Contracts, which shall be sold, assigned, transferred and conveyed to an Affiliate of Purchaser identified by Purchaser no later than three (3) days prior to Closing.

(b) Excluded Assets. Seller shall not sell, assign, transfer or convey to Purchaser, nor shall Purchaser purchase or acquire Seller's right, title or interest in and to, any Excluded Assets.

(c) Assumed; Excluded Liabilities. Upon the terms and subject to the conditions of this Agreement, effective as of the Closing, Purchaser shall assume and be obligated to pay when due, perform, or discharge only the Assumed Liabilities. Purchaser shall not assume or otherwise become liable for any Excluded Liabilities.

(d) Retained Liabilities and Financing Contracts. Subject to the terms of
Section 6.31 hereof, if any approval or consent of a third party that may be necessary in connection with the assignment and assumption of any Assumed Indebtedness or Required Consent Financing Contract hereunder is not obtained on or prior to Closing, then, solely for purposes of Section 2.1(c) hereof, all liabilities and obligations related to such Assumed Indebtedness or Required Consent Financing Contract (including, without limitation, all liabilities and obligations with respect to the Leased Property, Credit Enhancements, manufacturers' and vendors' warranties and Accounts Receivable associated with such Required Consent Financing Contract) shall not be Assumed Liabilities (but shall remain Assumed Liabilities for all other purposes of this Agreement including, without limitation, calculation of the Purchase Price in accordance with this Article II, the Purchase Price Statement, Estimated Purchase Price Statement and Final Purchase Price Statement, representations and warranties of Seller set forth in Article III, standards for Purchased Assets set forth in
Article IV and indemnification by Seller pursuant to Article X) and, solely for purposes of Section 2.1(a) and Section 2.1(b) hereof, the Financing Contracts, Leased Property, Credit Enhancements, manufacturers' and vendors' warranties and Accounts Receivable associated with such Assumed Indebtedness and any such Required Consent Financing Contract shall not be Purchased Assets (but shall remain Purchased Assets for all other purposes of this Agreement including, without limitation, calculation of the Purchase Price in accordance with this
Article II, the Purchase Price Statement, Estimated Purchase Price Statement and Final Purchase Price Statement, representations and warranties of Seller set forth in Article III, standards for Purchased Assets set forth in Article IV and indemnification by Seller pursuant to Article X); provided, however, that, notwithstanding the foregoing, the master leases or master rental agreements (including any master agreements and product supplement agreements) associated with such Financing Contracts (including any such Required Consent Financing Contracts) shall remain Purchased Assets hereunder. At the Closing, Seller and an Affiliate of Purchaser shall execute and deliver a lease services agreement in the form attached hereto as Exhibit A (the "Lease Services Agreement") to authorize and permit such Affiliate of Purchaser to service and manage such Financing Contracts (including any such Required Consent Financing Contracts) on behalf of Seller. From and after the Closing, Purchaser and Seller shall use their reasonable best efforts to obtain the approval or consent of any third party that may be necessary in connection with the assignment and assumption of any such Assumed Indebtedness or Required Consent Financing Contract. To the extent any such approval or consent is obtained following the Closing, then the Seller shall promptly assign to Purchaser (or an Affiliate of Purchaser) without payment of consideration all rights and obligations under the Financing Contracts, Leased Property, Credit Enhancements, manufacturers' and vendors' warranties and Accounts Receivable associated with such Assumed Indebtedness and any such Required Consent Financing Contract and Purchaser (or an Affiliate of Purchaser) shall, without the payment of any consideration therefor, assume all rights and obligations related to such Assumed Indebtedness or Required Consent Financing Contract (including, without limitation, all liabilities and obligations with respect to the Leased Property, Credit Enhancements, manufacturers' and vendors' warranties and Accounts Receivable associated with such Required Consent Financing Contract). The parties shall execute such instruments as may be necessary to evidence such assignment and assumption.

2.2 Purchase Price. The aggregate purchase price to be paid by Purchaser for the Purchased Assets (the "Purchase Price") shall be paid in the following manner:

(a) Cash Portion. At Closing, Purchaser shall pay to Seller, by wire transfer of immediately available funds to an account designated by Seller in writing, a portion of the Purchase Price in cash (the "Cash Portion") in an amount equal to the total Cash Portion amount set forth on the Estimated Purchase Price Statement, which amount shall be subject to adjustment as provided herein to reflect the Final Purchase Price Statement.

(b) Note Portion. At Closing, Purchaser shall pay to Seller, subject to Section
2.3 below, a portion of the Purchase Price (the "Note Portion") by executing and delivering non-interest bearing promissory notes (the "Promissory Notes"), in the form attached hereto as Exhibit B, with a tranche A portion and a tranche B portion in an amount equal to the total Note Portion amount set forth on the Estimated Purchase Price Statement, which amount shall be subject to adjustment to reflect the Final Purchase Price Statement. The Note Portion of the Purchase Price shall be divided into three tranches as follows: tranche A, consisting of the sum of those Note Portion amounts set forth on the Estimated Purchase Price Statement, and as adjusted as provided herein as set forth on the Final Purchase Price Statement, with a "Tranche A" designation; tranche B, consisting of the sum of that Note Portion amount set forth on the Estimated Purchase Price Statement, and as adjusted as provided herein as set forth on the Final Purchase Price Statement, with a "Tranche B" designation; and tranche C, consisting of the amount of the Deferred Portion. Solely tranche A and tranche C of the Note Portion (and not tranche B) shall be subject to reduction by way of offset pursuant to Section 10.3 of this Agreement; provided, however, that in no event shall tranche C of the Note Portion of the Purchase Price be subject to offset pursuant to Section 10.3 hereof at any time prior to the complete satisfaction and discharge (whether as a result of repayment pursuant to Section 2.3 or reduction by offset pursuant to Section 10.3 or any combination thereof) of tranche A of the Note Portion of the Purchase Price. Tranche B of the Note Portion shall be absolute and unconditional and not subject to offset.

(c) Deferred Portion. Subject to the payment priorities set forth in Section 2.3 hereof, Purchaser shall also pay Seller, as tranche C of the Note Portion of the Purchase Price for the Purchased Assets hereunder, the amounts calculated and payable pursuant to Sections 2.3(f) and 2.3(g) (collectively, the "Deferred Portion").

(d) Purchase Price Statement. Following the execution of this Agreement, each of Purchaser and Seller shall cooperate in good faith to update from time to time the Purchase Price Statement referenced in Section 4.4(a). Not later than five
(5) days prior to the Closing Date, Seller and Purchaser shall prepare and agree upon the Estimated Purchase Price Statement, which shall be used to determine the relative portions of the Purchase Price payable at the Closing pursuant to this Section 2.2. Not later than 25 days following the Closing Date, Seller and Purchaser shall prepare and agree upon the Special Adjustments necessary to adjust the Estimated Purchase Price Statement to the Final Purchase Price Statement. Any adjustments to either part of the Purchase Price resulting from the application of the Special Adjustments to the Estimated Purchase Price Statement shall be made, as applicable, to the Cash Portion and/or the Note Portion of the Purchase Price. If the Final Purchase Price Statement would result in an increase to the Cash Portion or the Note Portion of the Purchase Price, the Cash Portion and/or the applicable Note Portion of the Purchase Price shall be increased, as applicable, and paid by Purchaser to Seller by wire transfer of immediately available funds or added to the applicable Note Portion to adjust for the difference in amount between the Cash Portion or the Note Portion of the Purchase Price reflected on the Final Purchase Price Statement and the Estimated Purchase Price Statement. If the Final Purchase Price Statement would result in a decrease to the Cash Portion or the Note Portion of the Purchase Price, the Cash Portion and/or the applicable Note Portion of the Purchase Price shall be decreased, as applicable, and refunded by Seller to Purchaser by wire transfer of immediately available funds or subtracted from the applicable Note Portion to adjust for the difference in amount between the Cash Portion or the Note Portion of the Purchase Price reflected on the Final Purchase Price Statement and the Estimated Purchase Price Statement.

(e) Subordination. Seller acknowledges and agrees that the Cash Portion of the Purchase Price shall be financed by the Wells Fargo Purchase and secured by the Purchased Assets (other than Inactive Contracts, the Other Contracts and the Financing Contracts associated with Assumed Indebtedness). Further, Seller acknowledges and agrees that the Promissory Notes to be delivered to it will be secured by the Purchased Assets (other than Inactive Contracts, the Other Contracts and the Financing Contracts associated with Assumed Indebtedness) pursuant to a security agreement, in substantially form attached hereto as Exhibit C, but shall be subordinated to the Wells Fargo Purchase pursuant to a subordination agreement (the "Subordination Agreement"), in substantially the form attached hereto as Exhibit D. The sale and transfer of the Purchased Assets (other than Inactive Contracts, the Other Contracts and the Financing Contracts associated with Assumed Indebtedness) to Purchaser shall be subject to a subordinated lien and security interest in favor of Seller to secure Purchaser's obligations under this Agreement and the Promissory Notes.

(f) New Leases. Except as provided in Section 6.12 and Section 6.15 hereof, any financing contract entered into by an Affiliate of Purchaser after the Closing Date pursuant to a master lease or master rental agreement (including any master agreement and product supplement agreement) acquired from Seller as part of the Purchased Assets and all equipment or property associated with such financing contracts shall be excluded for purposes of calculating any part of the Purchase Price payable to Seller hereunder.

2.3 Payment Priorities; Contingent Payments. The parties expressly agree that, from and after the Closing Date, all cash received in a particular month in connection with the management and operation of the Purchased Assets (other than with respect to the Inactive Contracts and the Other Contracts except for that certain remarketing agreement with Bank One set forth on Schedule 2.3 hereto) ("Monthly Cash"), which shall be set forth on a Monthly Statement prepared by Purchaser in accordance with Section 6.20 hereof, shall be applied and paid in the following order of priority in the month following receipt no later than the tenth (10th) Business Day of the month beginning with the month immediately following the Closing and no later than the tenth (10th) Business Day of each subsequent month; provided, that for purposes of calculating Monthly Cash for the month of the Closing only (to be paid no later than the tenth (10th) Business Day in the month immediately following the Closing), Monthly Cash shall also include all cash or cash equivalents held in Lockbox Accounts constituting Purchased Assets arising between the Effective Date and the Closing Date inclusive:

(a) First, 100% of the Monthly Cash shall be applied to the payment of all amounts due and payable during the relevant month in respect of the Wells Fargo Purchase and the Assumed Indebtedness, in accordance with the respective terms thereof as they exist on the Closing Date; provided, however, that Assumed Indebtedness shall be repaid solely from Monthly Cash received in respect of the Financing Contracts subject to such Assumed Indebtedness.

(b) Second, 100% of the remaining Monthly Cash, if any, shall be applied to the repayment of all costs, fees, and expenses, if any, paid by Seller on behalf of Purchaser with respect to the Assumed Liabilities arising between the Effective Date and the Closing Date inclusive, which costs, fees and expenses shall be set forth on a reasonably detailed invoice delivered by Seller to Purchaser in connection with the Final Purchase Price Statement.

(c) Third, 100% of the remaining Monthly Cash, if any, shall be applied to the payment of only (i) the required sales, personal property, ad valorem and other similar Taxes due and payable during the relevant month with respect to the Financing Contracts and/or the Leased Property in accordance with Section 2.5 hereof and (ii) freight charges incurred by Purchaser with respect to Leased Property that has been returned, or is in the process of being returned, to Purchaser by an Obligor during the relevant month to the extent such freight charges are billed to and payable by such Obligor.

(d) Fourth, 100% of the remaining Monthly Cash, if any, shall be applied to payment of only the service fees to Purchaser's members in respect of servicing provided by such members during the previous month at the rate of (i) $375,000 per month for the nine-month period beginning with the month immediately following the Closing, (ii) $275,000 per month for the nine-month period subsequent thereto, and (iii) $100,000 per month thereafter until the Payment Termination Date; provided, however, that solely in respect of this clause
(iii), if the amount of Monthly Cash remaining from a particular month after giving effect to the aggregate sum of the payments made or to be made pursuant to Section 2.3(a), Section 2.3(b) and Section 2.3(c) is less than $200,000, the service fees to be paid to Purchaser's members pursuant to this subsection (d) for the previous month's service shall be one-half of the amount of the remaining Monthly Cash.

(e) Then, 95.0% of the remaining Monthly Cash, if any, shall be applied only to the payment of tranche A of the Note Portion of the Purchase Price and the remaining 5.0% of the Monthly Cash, if any, shall be applied to pay a distribution to Purchaser's members as income in excess of operating costs; provided, that during the month in which tranche A of the Note Portion of the Purchase Price is paid in full from the application of 95.0% of the remaining Monthly Cash, the Monthly Cash in excess of the amount necessary to so repay tranche A of the Note Portion of the Purchase Price shall be applied in the manner provided in Section 2.3(f) below.

(f) Beginning on the date after tranche A of the Note Portion of the Purchase Price is paid in full and for a period of 180 days thereafter, 50.0% of the remaining Monthly Cash, if any, for the relevant month shall be paid to Seller and 50.0% of the remaining Monthly Cash, if any, for the relevant month shall be distributed to Purchaser's members as income in excess of operating costs.

(g) Beginning on the date immediately following the date in which the payment obligation referenced in Section 2.3(f) shall expire and for a period of 270 days thereafter, 20.0% of the remaining Monthly Cash, if any, for the relevant period shall be paid to Seller and 80.0% of the remaining Monthly Cash, if any, shall be distributed to Purchaser's members as income in excess of operating costs. Notwithstanding the foregoing, Purchaser shall have the option, at any time during the 270 day period described in this Section 2.3(g), to fully satisfy and discharge all of Purchaser's remaining payment obligations pursuant to this Section 2.3(g) by paying Seller a one-time payment equal in amount to 20.0% of the fair market value of the Lease Portfolio (in the amount mutually agreed by the parties hereto) as of the date of any such payment after taking into consideration the expected future payments that would otherwise be required pursuant to Section 2.3(a), Section 2.3(b), Section 2.3(c) and Section 2.3(d). Immediately upon the making of any such payment by Purchaser to Seller pursuant to the immediately preceding sentence, the Payment Termination Date shall be deemed to have occurred.

(h) From and after the Payment Termination Date, 100% of the balance of the Monthly Cash, if any, for the relevant month shall be distributed to Purchaser's members as income in excess of operating costs.

(i) Notwithstanding anything to the contrary contained in this Section 2.3, an amount equal to the Holdback shall be promptly paid by Purchaser to Seller, by wire transfer of immediately available funds, on the earlier to occur of (i) the release of the Holdback by Wells Fargo or (ii) the full and final payment of the Wells Fargo Purchase. Such payment by Purchaser shall fully satisfy and discharge the indebtedness represented by tranche B (and not tranche A or tranche C) of the Note Portion.

2.4 The Closing. Unless this Agreement has been terminated and the transactions herein abandoned pursuant to Article VIII, the Closing shall (subject to Sections 7.1 and 7.2 of this Agreement) be held at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Suite 1900, Chicago, Illinois 60606, or such other location as the parties may mutually agree upon, at 10:00 a.m., Chicago, Illinois time, on the later to occur of (i) September 2, 2003, or (ii) as soon as reasonably practical following the day on which all of the conditions to Closing set forth in Sections 7.1 and 7.2 of this Agreement have been satisfied or waived (other than the conditions that by their nature cannot be satisfied until the Closing, but subject to all such conditions having been satisfied or waived at the time of the Closing), or such other time and date as the parties may mutually agree.

2.5      Payment of Taxes.

(a) Lien Date Taxes. Seller shall be responsible for all personal property, ad valorem and other similar Taxes with respect to the Purchased Assets if the lien or assessment date (the date on which the Tax becomes fixed or assignable to the Purchased Assets) arises prior to the Effective Date, irrespective of the reporting and payment dates of such Taxes. Purchaser shall be responsible for all personal property, ad valorem and other similar Taxes with respect to the Purchased Assets if the lien or assessment date arises on or after the Effective Date.

(b) Other Taxes. Except as provided in Section 6.8(b), Seller shall be responsible for all sales, use and other similar Taxes (other than Taxes described in Section 2.5(a) hereof) as levied by any federal, state or local taxing authority in any jurisdiction with respect to the ownership, use or leasing of the Purchased Assets for all periods (or portions thereof) ending prior to the Effective Date, and Purchaser shall be responsible for all sales, use and other similar Taxes (other than Taxes described in Section 2.5(a) hereof) with respect to the ownership, use or leasing of the Purchased Assets for all periods (or portions thereof) beginning on or after the Effective Date.

(c) A party's obligation to pay Taxes under this Section 2.5 shall arise only to the extent that an Obligor under a particular Financing Contract has not paid the amount of such Taxes and the amount of such Taxes has not otherwise been collected from such Obligor.

ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as disclosed in the disclosure schedules delivered by Seller to Purchaser in connection with the execution of this Agreement (the "Seller Disclosure Schedules"), Seller hereby makes as of the date hereof, and shall be deemed to be make again at the Closing, the following representations and warranties to Purchaser:

3.1 Organization and Good Standing. Seller is duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power to own and lease the Purchased Assets owned or leased by it and to carry on its business in the manner currently conducted. Seller is duly qualified or authorized to conduct business in the manner currently conducted and is in good standing as a foreign corporation in all jurisdictions in which the character or location of the Purchased Assets requires such qualification or authorization, except where the failure to be so qualified or authorized would not have a Material Adverse Effect.

3.2 Corporate Authority. Seller has the requisite corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement and the other documents, instruments and agreements to be executed and delivered by Seller pursuant hereto and thereto. Each of this Agreement and the other documents, instruments and agreements to be executed and delivered by Seller pursuant hereto or thereto has been or will be, as the case may be, duly authorized by all necessary corporate, stockholder or other required action on the part of Seller and has been (or, with respect to the documents, instruments and agreements to be executed and delivered after the date hereof, will be at the Closing) duly executed and delivered by Seller and (assuming this Agreement constitutes a valid and binding obligation of Purchaser and each of the other documents, instruments and agreements to be executed and delivered by parties pursuant hereto other than Seller constitute a valid and binding obligation of such other parties) is (or, with respect to the documents, instruments and agreements to be executed and delivered after the date hereof, will be at the Closing) the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

3.3 No Conflicts. Neither the execution and delivery by Seller of this Agreement or any other document, instrument or agreement to be executed and delivered by Seller in connection herewith or therewith nor compliance by Seller with the terms and provisions hereof or thereof nor the consummation by Seller of the transactions contemplated hereby or thereby will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the certificate of incorporation or by-laws of Seller, (ii) any judgment, order, injunction, decree or ruling of any court or of any other Governmental Entity or any law, statute or regulation to which Seller or any of its Properties is subject and which is related to the Purchased Assets or the Assumed Liabilities or (iii) any agreement, contract or commitment to which Seller is a party or to which Seller or any of its Properties is subject and which is related to the Purchased Assets or the Assumed Liabilities, except in the case of clauses (ii) and (iii) above, for such conflicts or breaches that would not be likely to have a Material Adverse Effect; nor will such execution, delivery and compliance result in any acceleration in the time for performance of any obligation of Seller relating to or affecting any of the Purchased Assets or Assumed Liabilities or in the creation of any Encumbrance on any of the Purchased Assets, except in each case as would not be likely to have a Material Adverse Effect.

3.4 Consents. Other than the filing of notifications pursuant to the HSR Act, no notices, reports or other filings are required to be made by Seller with, nor are any consents, licenses, permits, Authorizations or approvals required to be obtained by Seller from, (i) any Governmental Entity or (ii) except where the failure to make such notices, reports or other filings or obtain such consents, licenses, permits, Authorizations or approvals would not have a Material Adverse Effect, any other Person in connection with the execution and delivery by Seller of this Agreement or any of the documents, instruments or agreements to be executed and delivered by Seller pursuant hereto or thereto or the consummation by Seller of the transactions contemplated hereby or thereby.

3.5 No Violations of Law. Except as would not be likely to have a Material Adverse Effect, (i) Seller has at all times owned each of the Purchased Assets and acted with respect to the Assumed Liabilities in compliance with all applicable laws enacted, and all regulations promulgated or issued, by any Governmental Entity, including, but not limited to, Environmental Laws and laws pertaining to usury, installment or conditional sales and sales financing, truth in lending, equal credit opportunity, credit reporting or debt collection, (ii) neither the billing and collection nor enforcement of any Financing Contract or Credit Enhancement in accordance with the terms thereof has resulted in the violation of any laws enacted by or regulations promulgated or issued by any Governmental Entity, (iii) Seller has had at all times all Authorizations required to own, operate, lease and/or service the Purchased Assets and has owned and operated its Properties at all times in compliance with all such Authorizations, and (iv) Seller has not received any notice of violation of any law or regulation from any Governmental Entity relating to any of the Purchased Assets or the ownership or operation thereof.

3.6      Taxes.

(a) Seller (i) has timely filed with the appropriate Governmental Entities all material Tax Returns required to be filed with respect to any Purchased Asset, and all such Tax Returns are true and correct in all material respects, and (ii) has paid all material Taxes due and payable with respect to any Purchased Asset and has paid all material Taxes claimed or asserted in writing by any Governmental Entity to be due from it with respect to any Purchased Asset or has provided for all such Taxes on its Books and Records and in accordance with GAAP. With respect to any period for which any material Tax Returns have not yet been filed with respect to any Purchased Asset, or for which material Taxes with respect to any Purchased Asset are not yet due or owing or are being contested in good faith, Seller has made due and sufficient current accruals for such Taxes on its Books and Records and in accordance with GAAP.

(b) No written claim has been made by a taxing authority in a jurisdiction where Seller does not file Tax Returns to the effect that Seller is or may be subject to taxation by that jurisdiction with respect to any Purchased Asset.

(c) Seller has withheld and paid over to the appropriate Governmental Entity all material amounts of Taxes required to be withheld with respect to any Purchased Asset in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

(d) There are no liens for Taxes upon the Purchased Assets except for liens arising as a matter of law relating to current Taxes not yet due and liens for Taxes that are being contested in good faith and for which adequate reserves have been set aside.

(e) None of the contracts, agreements or other arrangements included in the Purchased Assets contains any tax sharing or similar agreement (whether or not written) which provides an obligation to make payments after the Closing.

(f) None of the Purchased Assets is a "United States real property interest" within the meaning of Section 897(c)(i) of the Code.

(g) (i) The classification of each Financing Contract which constitutes a Purchased Asset reflected on the Books and Records of Seller is consistent with the manner in which such Financing Contract has been classified on Seller's Tax Returns (as a loan or as a lease for Tax purposes), (ii) such classification (as a loan or as a lease for Tax purposes) has not been challenged by the IRS or any other Governmental Entity in a notice of proposed adjustments or notice of deficiency and (iii) Seller has not reported its status under any Financing Contract which constitutes a Purchased Asset as that of a partner or member of any other association for Tax purposes.

(h) All of the Financing Contracts which are Purchased Assets which are treated as true leases for federal income Tax purposes without regard to Section 7701(h) of the Code on the Books and Records of Seller are true leases for federal income tax purposes without regard to Section 7701(h) of the Code.

(i) Seller has paid or caused to be paid, or will pay or cause to be paid, any and all license fees, stamp taxes, excise, sales, use, transfer or property taxes or similar fees or taxes due and payable with respect to all Financing Contracts which are Purchased Assets and the Leased Property subject thereto to the state or other jurisdiction or political subdivision where required, arising out of, pursuant to or in connection with the Financing Contracts which are Purchased Assets.

3.7 Litigation and Liabilities. There are no Proceedings pending or, to Seller's Knowledge, threatened, against Seller relating to or affecting any of the Purchased Assets or Assumed Liabilities except as would not be likely to have, individually or in the aggregate, a Material Adverse Effect. Since January 1, 2003, Seller has not been the subject of any Proceeding nor, to Seller's Knowledge, have there been any investigations by or before any Governmental Entity, in either case relating to any of the Purchased Assets or Assumed Liabilities or liabilities that will be transferred by operation of law to Purchaser as a result of the transactions contemplated by this Agreement.

3.8 Conduct of Business. Since June 27, 2003, Seller has owned the Purchased Assets and acted with respect to the Assumed Liabilities only in the ordinary course consistent with past practices.

3.9 Transactions With State and Local Governments. With respect to each Financing Contract for which the Obligor is a State and Local Governmental Entity, (i) Seller has complied with all material bidding requirements applicable to such transaction and with all material requirements of any applicable request for proposal, including, without limitation, those applicable to the Leased Property and any applicable federal and state statutes and regulations governing equal employment opportunity, affirmative action and environmental protection; (ii) to Seller's Knowledge, Seller is the Person, or assignee of the Person, named in and subject to the request for proposal and will continue to perform or cause to be performed any material obligations arising from such Financing Contract; and (iii) Seller has given or timely will give notice to each applicable State and Local Governmental Entity of the assignment of the rights of Seller in the Purchased Assets to Purchaser and has obtained the consent of such State and Local Governmental Entity if required by the terms of the Financing Contract, except in each as would not be reasonably likely to have a Material Adverse Effect.

3.10 Brokers' or Finders' Fees, etc. No Person acting on behalf of Seller or any of its Affiliates or under the authority of any of them is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from Purchaser or any of its Affiliates in connection with any of the transactions contemplated hereby.

ARTICLE IV

                         STANDARDS FOR PURCHASED ASSETS

         Except as disclosed in the Seller Disclosure Schedules, Seller agrees that the Purchased Assets shall be subject to the following standards as of the Closing Date:

4.1      Financing Contracts.

(a) Each Financing Contract and Credit Enhancement (i) is valid, binding and enforceable by Seller against the Obligor or provider of such Credit Enhancement thereunder in accordance with its terms, except as may be limited by the Bankruptcy Exception, and (ii) constitutes and arose out of a bona fide business transaction entered into in the ordinary course of business of Seller.

(b) (i) Each Financing Contract and Credit Enhancement is in full force and effect, free and clear of Encumbrances other than Permitted Encumbrances, and not subject to any defense, offset, claim, right of rescission or counterclaim by the Obligor or provider thereof, or any Person claiming under any such right,
(ii) Seller is not in breach of or default under any Financing Contract or Credit Enhancement, no other party is in breach or default thereunder and, to Seller's Knowledge, no other event has occurred which, with notice and/or lapse of time, would constitute a default by Seller or any other party thereunder,
(iii) no Obligor under any Financing Contract is required under any applicable law to withhold from payments on any such Financing Contract any interest or other withholdings for the payment of Taxes to any Governmental Entity, (iv) Seller has in its possession a fully executed original (or, if not in Seller's possession, copies certified as true and correct by an officer of the Seller as available) of any lease or note (and an executed original or a true and correct copy of all other documents) comprising each Financing Contract and Credit Enhancement and all other documents required by Seller's credit or investment approval with respect to each Financing Contract, (v) no Financing Contract is terminable at the option of the Obligor thereunder except to the extent that such Obligor is required to pay to Seller a termination fee, (vi) Seller has in its possession Documents reasonably sufficient to establish the Original Equipment Cost of all Leased Property, and (vii) except with respect to Lease Exceptions, no Obligor with respect to any Financing Contract has notified Seller of such Obligor's intent not to make scheduled lease rental payments as and when such scheduled lease rental payments become due and payable.

(c) As of the date of this Agreement, Schedule 4.1(c) sets forth a list of each Credit Enhancement constituting a Purchased Asset that is a letter of credit, guarantee, certificate of deposit or stock certificate, along with, to the extent applicable to such Credit Enhancement, (i) the issuer thereof, (ii) the maximum amount drawable thereunder, principal amount thereof or number of shares represented thereby, (iii) the expiration or maturity date thereof, if applicable, and (iv) the physical location thereof.

(d) Schedule 4.1(d) sets forth all of the Required Consent Financing Contracts.

(e) No Financing Contract is subject to any debt subordination agreement, participation agreement, intercreditor agreement, owner trust agreement, purchase agreement, collateral sharing agreement, residual sharing agreement, remarketing agreement or vendor recourse agreement.

4.2      Leased Property.

(a) (i) Seller has either (A) good and valid title to each item of Leased Property, free and clear of all Encumbrances other than Permitted Encumbrances, or (B) a valid first priority security interest on each item of Leased Property that is governed by or subject to a Financing Contract which has been duly perfected and (ii) except as listed in the Portfolio Information and on Schedule 4.2(a)(ii), no Person has an option to purchase any item of such Leased Property at the end of the lease term for a fixed amount less than the Residual value thereof.

(b) (i) All Leased Property complies in all respects with all laws, statutes, ordinances, rules and regulations applicable to such Leased Property and (ii) except with respect to the Financing Contracts set forth on Schedule 4.2(b)(ii), each Financing Contract requires the Obligor thereunder to provide insurance (or self insure) against loss or damage with respect to the Leased Property subject to or governed by such Financing Contract.

4.3 Other Contracts. To Seller's Knowledge, (i) Seller is not in material breach of or in material default under any Other Contract and no event has occurred which, with notice and/or lapse of time, would constitute a material default by Seller under any such Other Contract and (ii) Seller has not received any written notice from or given any written notice to any other party thereto indicating that it or such other party, as the case may be, is presently in default under or in breach or violation of any Other Contract.

4.4      Purchase Price Statement; Reports.

(a) Included in Schedule 4.4(a) is a statement that sets forth an estimated Purchase Price calculation as of June 30, 2003 (the "Purchase Price Statement"), which Purchase Price Statement has been derived from Seller's financial records and prepared as of such date in accordance with the pricing methodology, accounting principles, procedures, policies and methods set forth and described in the notes to such Purchase Price Statement (the "Statement Methodology"). The Purchase Price Statement has been prepared as of the date of such statement (or, in the case of the Final Purchase Price Statement, will be prepared as of the Effective Date) on a basis consistent with the financial information provided to Purchaser during its due diligence investigation of Seller and its Business. The Purchase Price Statement is (or, in the case of the Final Purchase Price Statement, will be) consistent with the financial records of Seller as of the date of such statement and is (or, in the case of the Final Purchase Price Statement, will be) prepared in accordance with the Statement Methodology.

(b) The amounts set forth on the Purchase Price Statement with respect to Inventory, Current Receivables and Advance Payments are (or, in the case of the Final Purchase Price Statement, will be) complete and accurate in all material respects.

(c) The Portfolio Information as of the Effective Date, as such Portfolio Information is set forth on a data tape to be delivered by Seller to Purchaser in connection with the Final Purchase Price Statement, will be complete and accurate in all material respects.

(d) To Seller's Knowledge, the Purchase Price Statement (including the notes, schedules and exhibits thereto) delivered by Seller to Purchaser in connection with the execution of this Agreement sets forth all of the lease agreements or rental agreements with respect to equipment or property owned and/or provided by Seller (to the extent not Excluded Assets) that relate to Seller's Business as of June 30, 2003.

ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Except as disclosed in the disclosure schedules delivered by Purchaser to Seller in connection with the execution of this Agreement, Purchaser makes, as of the date hereof and shall be deemed to make again at Closing, the following representations and warranties to Seller:

5.1 Organization and Good Standing. Purchaser is a duly organized limited liability company, validly existing and in good standing under the laws of the State of Florida, and Purchaser has, and will have at Closing, the corporate or other applicable power to own and lease its Property and the Purchased Assets and to carry on its business as now being conducted and as will be conducted from and after Closing. Purchaser is, and will be at Closing, duly qualified to do business as a foreign limited liability corporation and is, and will be at Closing, in good standing in each jurisdiction where the character of the Property owned or leased by it (including, at Closing, the Purchased Assets) or the nature of its activities makes such qualification necessary.

5.2 Corporate Authority. Purchaser has, and will have at Closing, the requisite corporate or other applicable power and authority to execute and deliver, and to perform its obligations under, this Agreement and the other documents, instruments and agreements to be executed and delivered by Purchaser pursuant hereto and thereto. Each of this Agreement and the other documents, instruments and agreements to be executed and delivered by Purchaser pursuant hereto or thereto has been, or will be, as the case may be, duly authorized by all necessary corporate, stockholder, member, partner or other required action on the part of Purchaser and has been (or, with respect to the documents to be executed and delivered after the date hereof, will be at the Closing) duly executed and delivered by Purchaser and (assuming this Agreement constitutes a valid and binding obligation of Seller and each of the other documents, instruments and agreements to be executed and delivered by parties pursuant hereto other than Purchaser constitute a valid and binding obligation of such other parties) is (or, with respect to the documents to be executed and delivered after the date hereof, will be at the Closing) the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

5.3 No Conflicts. Neither the execution and delivery by Purchaser of this Agreement or any other document, instrument or agreement to be executed and delivered by Purchaser in connection herewith or therewith nor compliance by Purchaser with the terms and provisions hereof or thereof nor the consummation of the transactions contemplated hereby or thereby will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Purchaser or (ii) any judgment, order, injunction, decree or ruling of any court or of any Governmental Entity or any law, statute or regulation to which Purchaser is subject.

5.4 Consents. Other than the filing of notifications pursuant to the HSR Act and any corresponding anti-trust, competition or similar legislation in any other jurisdictions, no notices, reports or other filings are required to be made by Purchaser with, nor are any consents, licenses, permits, Authorizations or approvals required to be obtained by Purchaser from, any Governmental Entity or any other Person in connection with the execution and delivery by Purchaser of this Agreement or any other documents, instruments or agreements to be executed and delivered by Purchaser pursuant hereto or thereto or the consummation by Purchaser of the transactions contemplated hereby or thereby.

5.5 Brokers' or Finders' Fees, etc. No Person acting on behalf of Purchaser or any of its Affiliates or under the authority of them is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from Seller or any of its Affiliates in connection with any of the transactions contemplated hereby.

5.6 Financing. Purchaser has received a commitment letter addressed to Purchaser regarding secured financing in an amount sufficient to finance the Cash Portion of the Purchase Price to be available to Purchaser at Closing (the "Commitment Letter"). A true and complete copy of the Commitment Letter has been delivered to Seller as of the date hereof under separate cover. The Commitment Letter is not subject to any conditions other than as set forth therein, has been duly executed by Purchaser and by all other parties thereto, is in full force and effect on the date hereof and, to Purchaser's knowledge, there is no reason that the Commitment Letter cannot continue in effect in accordance with its terms. All commitment and other fees required to be paid under the Commitment Letter prior to the date hereof have been paid and, as of the date hereof, to the knowledge of Purchaser, there is no fact or occurrence existing that would make any of the stated assumptions or any of the other statements set forth in the Commitment Letter materially inaccurate. Assuming no breach or default by Seller under this Agreement and to the knowledge of Purchaser, the conditions to the funding of the secured financing contemplated by the Commitment Letter will be satisfied on or prior to Closing and there is no fact or event known to the Purchaser as of the date of this Agreement that would cause such conditions to funding not to be satisfied.

ARTICLE VI

                        CONDUCT AND TRANSACTIONS PRIOR TO
                               CLOSING; COVENANTS

6.1 No Solicitation. From the date hereof until the earlier of (i) the Closing Date or (ii) termination of this Agreement under Article VIII, Seller shall not, directly or indirectly, enter into, solicit, initiate, conduct or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or provide any information to, or otherwise cooperate in any other way with, any Person or group, other than Purchaser and Purchaser's representatives, concerning any sale of all or substantially all of the Lease Portfolio or similar transaction involving Seller (each such transaction being referred to herein as a "Proposed Acquisition Transaction"). Seller hereby represents that it presently is not engaged in discussions or negotiations with any party other than Purchaser with respect to any Proposed Acquisition Transaction which is not being terminated immediately upon execution of this Agreement. Seller shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Seller is a party to the extent such agreement is related to the Lease Portfolio.

6.2      Access.

(a) Following the execution of this Agreement until Closing, Seller shall give or cause to be given to Purchaser and its representatives and agents reasonable access during normal business hours and upon reasonable prior notice to Seller's premises, personnel and books and records, in each case to the extent available and pertaining to any Financing Contract, Financing Document, Leased Property, Assumed Liability, or any other Purchased Asset which books and records shall be made available by Seller at the location(s) designated by Seller. Seller shall use its reasonable best efforts to assemble, and make available for Purchaser's review, at Seller's offices in Rosemont, Illinois, a lease file for each Financing Contract (each, a "Lease File"), which shall contain, to the extent available, relevant Financing Documents, the credit file, the correspondence file and the document file, each organized (whether manually or electronically) so that all such documents relating to a specific Financing Contract are located in a single Lease File.
(b) Unless and until the Closing has been consummated, Purchaser shall hold, and shall cause its counsel, accountants and other representatives to hold, in confidence all data and information relating to Seller made available to Purchaser, together with all analyses, compilations, studies and other documents and records prepared by Purchaser or any of its representatives which contain or otherwise reflect or are generated from such information. If the transactions contemplated by this Agreement are not consummated, Purchaser agrees to hold in confidence all data and information relating to the Seller or the Lease Portfolio, and upon written request of Seller, to return or cause to be returned to Seller all written materials and all copies that contain any such confidential data or to certify to Seller that such materials have been destroyed.

(c) As used herein, "data and information" does not include such data and information already known to Purchaser prior to its disclosure by or on behalf of Seller or such data and information that becomes publicly available through no fault of Purchaser receiving such data and/or information. Notwithstanding the foregoing, (i) Purchaser may disclose this Agreement and the information and data in its possession in connection therewith to its representatives or any other party with a legitimate need to know and (ii) the Purchaser (and each employee, representative, or other agent of the Purchaser) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are or have been provided to the Purchaser (or any employee, representative, or other agent of the Purchaser) relating to such tax treatment and tax structure beginning on the earliest of (x) the date of the public announcement of discussions relating to the transactions contemplated by this Agreement, (y) the date of public announcement of the transactions contemplated by this Agreement or (z) the date of the execution of this Agreement (with or without conditions); provided, however, that neither Purchaser nor any employee, representative or other agent of Purchaser may disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transactions contemplated by this Agreement (including, without limitation, any data and information and the identity of any party and any information that could lead another to determine the identity of any party, each to the extent not relevant to the tax treatment or tax structure of the transactions contemplated by this Agreement), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

6.3 Hart-Scott-Rodino Filings. If not made prior to the date of this Agreement, as soon as practicable following the date of this Agreement, each of Purchaser and Seller shall make or cause to be made all filings required to be made by it or on its behalf under the HSR Act, if required, and shall use its commercially reasonable efforts to cause an early termination under the waiting period under the HSR Act (and to obtain the requisite approvals or consents of Governmental Entities and to cause any applicable waiting periods to expire) as soon as practicable. However, Purchaser shall not have any obligation to dispose of, hold separate or otherwise restrict its enjoyment of any of its assets or properties (including, without limitation, after the Closing, the Purchased Assets). Purchaser shall bear all of the filing fees in compliance with the HSR Act; provided, however, that Seller shall promptly reimburse Purchaser for all such filing fees in an amount not to exceed $45,000 in the aggregate.

6.4 No Changes. Except as otherwise expressly provided in Sections 6.5 or 6.6 or elsewhere in this Agreement, between the date of this Agreement and Closing, Seller shall use commercially reasonable efforts under the circumstances and otherwise in accordance with Seller's (and Comdisco Holding Company, Inc.'s) limited business purpose to preserve substantially intact the Purchased Assets and shall use its commercially reasonable efforts under the circumstances and otherwise in accordance with Seller's (and Comdisco Holding Company, Inc.'s) limited business purpose to preserve its present business relationships, including, but not limited to, those with the Obligors under Financing Contracts, where the discontinuance of such relationships would have a Material Adverse Effect.

6.5 Conduct of Business. Except as otherwise expressly permitted by this Agreement or consented to in writing by Purchaser, Seller shall, between the date of this Agreement and Closing:

(a) own and service the Purchased Assets and act with respect to the Assumed Liabilities, in the ordinary and usual course consistent with past practices; provided, that, Seller may prepay any of its indebtedness if such prepayment does not otherwise violate any provision of this Agreement;

(b) maintain its accounts and Books and Records relating to the Purchased Assets in the ordinary course of business consistent with past practices; and

(c) use commercially reasonable efforts to keep available the services of the present employees necessary to maintain (without deterioration in any material respect) its business as such business relates to the Purchased Assets.

6.6 Negative Covenants. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and Closing, Seller, without the written consent of Purchaser (such consent not to be unreasonably withheld or delayed), shall not, with respect to any of the Purchased Assets:

(a) waive or commit to waive any right that could have, individually or in the aggregate, a Material Adverse Effect;

(b) make any advance, novation, modification or other accommodation to any Obligor or provider of a Credit Enhancement other than in the ordinary course of business consistent with past practices;

(c) mortgage, pledge or otherwise encumber any assets;

(d) sell, lease (other than leases or conditional sales of Leased Property pursuant to the Financing Contracts), transfer or otherwise dispose of any assets included in the Purchased Assets, except for sales, leases, transfers and other dispositions of assets in the ordinary course of business consistent with past practices;

(e) make any change in financial accounting methods, principles or practices applicable to the Purchased Assets or Assumed Liabilities which is otherwise inconsistent with GAAP;

(f) take any action that would breach Seller's representations, warranties or covenants contained in this Agreement if such representation, warranty or covenant were made at the time of the action; or

(g) enter into an agreement, contract or commitment (other than this Agreement) to do any of the things prohibited by the foregoing.

6.7 Pending or Threatened Litigation. Between the date of this Agreement and the Closing, Seller and Purchaser shall inform each other, promptly upon obtaining knowledge thereof, of any pending or threatened litigation which reasonably could be anticipated to (i) render inaccurate in any material respect any representation or warranty made by Seller or Purchaser (as the case may be) or
(ii) prohibit or restrain or materially and adversely affect the consummation of the transactions contemplated hereby or the performance by Seller or Purchaser of their respective obligations hereunder.

6.8      Tax Matters/Allocation of Purchase Price.

(a) Cooperation with Respect to Tax Returns. Purchaser and Seller agree to furnish or cause to be furnished to each other, each at their own expense, as promptly as practicable, such information (including access to Books and Records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided relating to the Purchased Assets as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes or any appraisal of the Purchased Assets. Seller shall retain in its possession all Tax Returns and Tax records relating to the Purchased Assets that might be relevant to any taxable period ending on or prior to the Closing Date until the relevant statute of limitations has expired. After such time, Seller may dispose of such materials, provided that prior to such disposition Seller shall give Purchaser a reasonable opportunity to take possession of such materials. Purchaser shall retain in its possession, and shall provide Seller reasonable access to (including the right to make copies of), such supporting Books and Records and any other materials that Seller may specify with respect to Tax matters relating to any taxable period ending on or prior to the Closing Date until 60 days after the relevant statute of limitations has expired.

(b) Transfer Taxes. Purchaser shall be liable for and shall pay (and Purchaser shall indemnify and hold Seller harmless from and against) any sales, use, transfer, stamp duty, registration duty, recording or similar taxes (collectively "Transfer Taxes") due as a result of the transactions provided herein and agrees to file all necessary documents (including, but not limited to, all Tax Returns) with respect to all such Transfer Taxes in a timely manner. Seller shall cooperate with Purchaser and otherwise shall use its commercially reasonable efforts to obtain (at Purchaser's expense) any available refunds of, or credits for, any Transfer Taxes, and to the extent Seller actually receives any such refunds or credits, net of any Taxes payable with respect thereto, Seller shall remit to Purchaser the amount of such refund (to the extent Purchaser previously paid such Transfer Taxes), promptly following receipt thereof (provided Purchaser has otherwise complied with its obligations pursuant to the first sentence of this Section 6.8(b)). Purchaser and Seller shall cooperate in providing each other any applicable resale exemption certificate.

(c) Allocation of Purchase Price. Purchaser shall provide to Seller (i) within 90 days after the completion of the Final Purchase Price Statement, a copy of a statement allocating the Purchase Price (and any other items required to be treated as additional Purchase Price at such time) and the Assumed Liabilities among the Purchased Assets and the covenant not to compete set forth in Section
9.1 (the "Initial Allocation Statement") and (ii) in the event that Purchaser pays to Seller any amount of Deferred Portion of the Purchase Price described in
Section 2.2(c) or deferred fees described in Section 6.12, within 120 days before the earlier of (x) the due date (with extension) for filing any income Tax Return of Seller and (y) the due date (with extension) for filing any income Tax Return of Purchaser, a copy of a statement reflecting the payment of such amount (a "Revised Allocation Statement" and together with the Initial Allocation Statement, an "Allocation Statement"). Within 60 days after receiving any Allocation Statement, Seller shall propose to Purchaser any changes to such Allocation Statement or shall indicate its concurrence therewith. Seller's failure to propose any change or to indicate its concurrence within such 60-day period shall be deemed to be an indication of its concurrence with such Allocation Statement. Purchaser and Seller shall file, and shall cause their respective Affiliates to file, all Tax Returns and statements (including IRS Form 8594), forms and schedules in connection therewith in a manner consistent with the applicable Allocation Statement and shall take no position contrary thereto unless required to do so by applicable Tax laws. Any disputes with respect to the items on any Allocation Statement which Purchaser and Seller, acting in good faith, are unable to resolve shall by resolved by a public accounting firm with nationally recognized auditing expertise mutually acceptable to Purchaser and Seller. Each of the parties hereto shall be bound by the decision rendered by such accounting firm.

6.9 Insurance; Risk of Loss. To the extent that any insurance policies owned or controlled by Seller (collectively, the "Seller's Insurance Policies") (i) cover any Damages as to which the Purchaser Indemnified Parties are entitled to indemnification under Section 10.1 or 10.2 of this Agreement and (ii) permit claims to be made thereunder with respect to such Damages ("Seller Claims"), Seller shall cooperate, and shall cause its Affiliates to cooperate, with Purchaser in submitting Seller Claims (or pursuing Seller Claims previously made) on behalf of Purchaser under the Seller's Insurance Policies. Purchaser shall bear the out-of-pocket expenses of Seller and its respective Affiliates in the preparing, submitting or pursuing of such Seller Claims.

6.10     Further Assurances.

(a) All amounts which are received after the Closing Date by Seller that are Purchased Assets (including, without limitation, Accounts Receivable and all other payments with respect to any Financing Contract that has been assigned a "leasing corp code" of 01, 10, 18 or 43 in the books and records of Seller as maintained prior to the date hereof) shall be received by Seller as agent, in trust for and on behalf of Purchaser, and, Seller shall promptly pay or cause to be paid promptly all of such amounts over to Purchaser and shall provide to Purchaser information as to the nature, source and classification of such payments, including any invoice relating thereto. All amounts which are received after the Closing Date by Purchaser that are Excluded Assets (or which are paid in respect of Excluded Assets) shall be received by Purchaser as agent, in trust for and on behalf of the Seller, and Purchaser shall promptly pay or cause to be promptly paid all of such amounts over to Seller and shall provide to Seller information as to the nature, source and classification of such payments, including any invoice relating thereto.

(b) After the Closing, Seller will, whenever and as often as reasonably requested to do so by Purchaser, do, execute, acknowledge and deliver any and all such other and further acts, assignments, transfers and any instruments of further assurance, approvals and consents as are reasonably necessary or proper in order to complete, ensure and perfect the sale, transfer and conveyance to Purchaser contemplated hereby of the Purchased Assets and the consummation of the other transactions contemplated hereby.

(c) After the Closing, Purchaser will, whenever and as often as reasonably requested to do so by Seller, do, execute, acknowledge and deliver any and all such other and further acts, assignments, transfers and any instruments of further assurance, approvals and consents as are reasonably necessary or proper in order to complete, ensure and perfect the assumption and assignment to Purchaser contemplated hereby of the Assumed Liabilities and the consummation of the other transactions contemplated hereby.

6.11 Payment of Broker's or Finder's Fees. Seller shall pay any and all brokers' or finders' fees, and any other commissions or similar fees, payable to any Person acting on behalf of Seller or any of its Affiliates or under the authority of any of them, in connection with any of the transactions contemplated herein, and Purchaser shall pay any and all brokers' or finders' fees, and any other commissions or similar fees, payable to any Person acting on behalf of Purchaser or any of its Affiliates or under the authority of any of them, in connection with any of the transactions contemplated herein, in each case regardless of whether any claim for payment is asserted before or after the Closing or before or after any termination of this Agreement.

6.12 Deferred Fees. Purchaser shall cause the relevant Affiliate of Purchaser to pay Seller an amount equal to 0.25% of the original cost of the equipment newly leased by an Affiliate of Purchaser (other than in connection with a Restructuring Transaction) during the 12-month period immediately following the Closing (i) pursuant to any master lease or master rental agreement (including any master agreement and product supplement agreement) constituting Purchased Assets hereunder or (ii) pursuant to any master lease or master rental agreement (including any master agreement and product supplement agreement) entered into by an Affiliate of Purchaser (under the "Comdisco" name) after the date of this Agreement with any Obligor existing as of the date hereof. Such amounts shall be paid, without duplication, to Seller in cash by wire transfer of immediately available funds no later than 30 days following the end of each fiscal quarter comprising such 12-month period.

6.13     Employees.

(a) Purchaser shall identify no later than five (5) days prior to Closing an Affiliate of Purchaser (the "Hiring Affiliate") that shall be entitled, but not obligated, to offer employment to any employee of Seller on such terms and conditions as the Hiring Affiliate may determine. In connection therewith, Purchaser shall cause such Hiring Affiliate to execute an agreement with Seller in which such Hiring Affiliate accepts and agrees to be bound by the terms and conditions set forth in this Section 6.13. Seller shall provide the Hiring Affiliate with a reasonable opportunity to interview and select the employees of the Seller to whom binding written offers of employment will be made. Any employee of Seller who accepts the Hiring Affiliate's offer of employment within
(5) days of the Closing Date and is employed by the Hiring Affiliate on the first Business Day following the later of (x) the September 30, 2003 or (y) the employee's termination of employment from Seller (each a "Hired Employee") shall
(i) be deemed to have terminated employment with Seller in a manner that will entitle such Hired Employee to be paid by Seller any amount accrued under Seller's existing Stay Bonus Plan or Management Incentive Plan subject to the terms and conditions of Hired Employee's Stay Bonus Plan and/or Management Incentive Plan, and (ii) not be eligible for or receive any benefits under Seller's Severance Benefits Plan. Hired Employees who are not covered by Seller's Upside Sharing Plan shall be eligible to receive from the Hiring Affiliate a retention bonus equal to the amount of the cash severance pay that the Hired Employee would have received under Seller's Severance Benefits Plan had the Hired Employee not been offered employment by the Hiring Affiliate; provided that such retention bonus shall be paid only if the Hired Employee remains in the continuous employ of the Hiring Affiliate from the Hired Employee's date of hire until the earliest of (A) the date the Hired Employee's employment with the Hiring Affiliate is terminated by the Hiring Affiliate for any reason other than for cause, (B) the Payment Termination Date or (C) the date which is twelve (12) months after the Closing Date. A Hired Employee's right to receive any such retention bonus shall be subject to the terms, and conditioned upon execution by the Hired Employee and the Hiring Affiliate, of a written agreement in the form attached hereto as Exhibit I. As soon as practicable after the Closing Date, but in no event later than 30 days following the Closing Date, Purchaser shall cause Bay4 Capital, LLC to establish a trust in form and substance specified by Seller, in its sole discretion, for the payment of such retention bonuses to Hired Employees and Seller shall cause such trust to be funded with an amount sufficient to pay all such retention bonuses. Bay4 Capital, LLC shall be the grantor of the trust and shall be responsible for the employer's share of all taxes payable in connection with payments made from the trust pursuant to retention bonus agreements. All funds remaining in such trust following the date which is thirteen (13) months after the Closing Date shall be promptly refunded to Seller.
(b) Hiring Affiliate shall (i) waive the standard ninety (90) day waiting period for Hiring Affiliate's healthcare benefits to begin the first day of the following month, (ii) offer healthcare coverage effective on the Hired Employee's date of hire with the Hiring Affiliate to each Hired Employee and/or the Hired Employee's spouse and dependents (collectively the "Qualified Beneficiaries") if the Qualified Beneficiaries were covered under any medical plan on the date immediately preceding the Hired Employee's date of hire with the Hiring Affiliate and (iii) reimburse on a monthly basis any Hired Employee who is terminated by the Hiring Affiliate without cause an amount equal to the monthly COBRA Subsidy, as defined under Seller's Severance Benefit Plan ("COBRA Subsidy"), expressed as a monthly benefit, payable under Seller's Severance Benefit Plan for the period provided under Seller's Severance Benefit Plan as of the date the Hired Employee's employment with Seller terminated, assuming the Hired Employee's eligibility for such COBRA Subsidy, but reduced by the number of weeks of the Hired Employee's employment with the Hiring Affiliate, and conditioned upon the Hired Employee's election of healthcare continuation coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), under the Hiring Affiliate's medical and dental plan or continuous coverage under the Seller's medical and dental plan.

6.14 Covenants; Enforcement of Restrictive Covenants. From and after the Closing Date, Seller will use its reasonable best efforts to fully enforce the provisions of any non-disclosure, non-competition and confidentiality agreement to the extent relating to the Lease Portfolio to which Seller is a party.

6.15 Restructuring Payment. In connection with any Restructuring Transaction by an Affiliate of Purchaser with respect to any single Financing Contract or group of Financing Contracts (but not all or a substantial part of the Lease Portfolio, which is prohibited by Section 6.19 hereof or the terms of the Promissory Notes), Purchaser shall cause such Affiliate of Purchaser to promptly pay Purchaser a purchase price for such Financing Contract or group of Financing Contracts equal in amount to the sum of (i) the Buyout Value and (ii) the Margin. Such amount shall be payable to Purchaser and shall constitute Monthly Cash, which shall be paid in accordance with the payment priorities set forth in
Section 2.3 hereof.

6.16 Radio Shack Reconciliation. On or prior to the Closing, the parties shall use mutually agreeable methods and procedures to reconcile the amount of the Assumed Indebtedness in respect of the Financing Contracts set forth on Schedule
6.16 (the "Radio Shack Leases") with the amount of the future "minimum rentals" due in respect of the Radio Shack Leases. At or prior to the Closing, Seller shall pay to the lender on the Assumed Indebtedness in respect of the Radio Shack Leases such amount of cash (the "Reconciliation Amount") as may be necessary to result in (i) the present value of the then outstanding amount of Assumed Indebtedness in respect of the Radio Shack Leases (after giving pro forma effect to Seller's payment at or prior to Closing) discounted to the Closing Date at a rate (appropriately compounded to reflect the frequency of payments with respect to such Assumed Indebtedness) of 7.7% per annum to be equal to (ii) the present value of the future "minimum rentals" due under the Radio Shack Leases (as determined by the parties in accordance with the preceding sentence) discounted to the Closing Date at a rate (appropriately compounded to reflect the frequency of such future "minimum rentals") of 7.7% per annum. It is the intention of the parties hereto that, following such payment by Seller of the Reconciliation Amount, the remaining balance on the Assumed Indebtedness in respect of the Radio Shack Leases will be amortized and fully paid and satisfied solely from the remaining future "minimum rentals" due under the Radio Shack Leases.

6.17 Ancillary Agreements. Purchaser (or an Affiliate of Purchaser, as applicable) and Seller shall enter into: (i) the trademark license agreement (the "Trademark License") substantially in the form attached hereto as Exhibit E; (ii) the Lease Services Agreement in substantially the form attached hereto as Exhibit A; (iii) the transition services agreement (the "Transition Services Agreement") substantially in the form attached hereto as Exhibit H.

6.18     Other Intellectual Property.

(a) Licensed Computer Software and Know-How. Effective on the Closing Date, Seller does hereby grant a royalty-free, sublicensable, non-exclusive license to the Affiliate of Purchaser to which the Other Contracts and the Inactive Contracts are assigned to use the Computer Software and Know-How owned by Seller and specifically related to the Business, such license to include the right to modify and create derivative works to the Computer Software and Know-How; provided, however, that such Computer Software and Know-How is provided on an "as is" basis and without representations or warranties of any kind and Seller shall have no duty or obligation to update or maintain such Computer Software or Know-How following the Closing. The rights granted under this Section 6.18 shall not be assigned by the Affiliate of Purchaser or Purchaser without Seller's prior written consent (which consent shall not be unreasonably withheld) except as specifically set forth in Section 11.6 hereof.

(b) Imaging System. Following the date hereof, Seller shall use commercially reasonable efforts to assist an Affiliate of Purchaser in obtaining at such Affiliate of Purchaser's cost new license(s) from the third party vendor(s) of the Imaging System for the use by such Affiliate of Purchaser of such Imaging System from and after the Closing.

(c) Link from Seller's Website. The home page of Seller's website located at the URL www.comdisco.com shall, from the Closing Date and until such time as Seller shall no longer operate such website, include a link and a notice with the same or substantially the same language as follows: "Comdisco, Inc. recently completed a transaction for the sale of its remaining North American information technologies leasing equipment business to Bay4 Capital. For information technologies leasing information, please visit Bay4 Capital's website at its URL at www.bay4.com." After the Closing, the parties shall mutually agree on reasonable procedures to implement such link.

(d) Assignment of Computer Software and Know-How. Upon the discontinuance of the operations of Seller's business, Seller shall sell, assign, transfer and convey to Purchaser all of Seller's right, title and interest in the Computer Software and Know-How owned by Seller and related to the Business, subject to any and all pre-existing rights granted by Seller to any Person before the date of this Agreement and as provided in the following sentence. From the date of this Agreement, Seller agrees not to sell, lease, further license, transfer or otherwise dispose of any Computer Software and/or any Know-How related thereto, except that Seller may license any such Computer Software and/or any Know-How related thereto to the acquirer (or any affiliate of such acquirer) of any lease portfolio or leasing portfolio assets of Seller and any of its Affiliates for the purpose of running-off or otherwise liquidating any such lease portfolio or leasing portfolio assets by such acquirer (or any affiliate of such acquirer). Immediately prior to its final acts in liquidation and wind-up of its affairs following dissolution, Seller shall sell, assign, transfer and convey to Purchaser all of Seller's right, title and interest in the Domain Name; provided, however, that Seller shall not abandon or fail to renew the Domain Name at any time prior to such date.

6.19 Post-Closing Operations of Purchaser. Purchaser covenants and agrees that, until full and final payment of the Wells Fargo Purchase and the Promissory Notes, Purchaser shall not do any of the following: (i) create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any indebtedness, except for the Wells Fargo Purchase and the Promissory Notes; (ii) create, incur, assume or permit to exist, directly or indirectly, any Encumbrance with respect to any of the Purchased Assets, except for Encumbrances to secure payment obligations under the Wells Fargo Purchase and the Promissory Notes or otherwise in connection with the consummation of the transactions contemplated hereby; (iii) (A) enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its membership interests, (B) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or (C) convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the Purchased Assets, except as expressly permitted under this Agreement, the Wells Fargo Purchase or otherwise in connection with the consummation of the transactions contemplated hereby; (iv) change its limited liability company structure or incorporate or reorganize itself under the laws of any jurisdiction; (v) make any change in the nature of its business;
(vi) cause, permit, or suffer, directly or indirectly, any change in control;
(vii) except as expressly permitted under this Agreement, make any distributions (in cash or other property) or purchase, acquire, redeem or retire any of Purchaser's membership interests, whether now or hereafter outstanding; (viii) materially modify or change its method of accounting (other than as may be required to conform to GAAP); (ix) form any subsidiaries or make or acquire, directly or indirectly, any investment in any other Person (including Affiliates) in any form, including without limitation through loans, guarantees, advances or capital contributions; (x) directly or indirectly enter into or permit to exist any transaction with any Affiliate or non-Affiliate of Purchaser, except as expressly permitted under this Agreement; (xi) have, hire, employ, take on or retain any employees; (xii) own, purchase, buy, obtain or otherwise acquire, directly or indirectly, any assets other than the Purchased Assets; (xiii) enter into any agreement, contract or commitment (other than this Agreement) except as necessary to run-off and sell the Purchased Assets in an orderly manner; or (xiv) enter into an agreement, contract or commitment (other than this Agreement) to do any of the things prohibited by the foregoing; provided, however, that in the event there shall then exist a Potential Event of Servicer Termination (as defined in the Subordination Agreement) or an Event of Servicer Termination (as defined in the Subordination Agreement), Purchaser may take any action that would otherwise be prohibited by this Section 6.19 if, and only if (A) Wells Fargo has consented thereto in writing and (B) Seller has received at least fifteen (15) days' prior written notice of such proposed action.

6.20 Post-Closing Reporting Obligations. No later than 10 days following the last day of each calendar month ending after the Closing Date and until the Payment Termination Date, Purchaser shall deliver to Seller an accounts receivable aging report, cash receipts (by Financing Contract) report, cash reconciliation report and any other statements or reports reasonably necessary to determine the Monthly Cash during such calendar month (collectively, the "Monthly Statement"). No later than 30 days following the last day of each calendar month ending after the Closing Date and until the Payment Termination Date, Purchaser shall deliver to Seller unaudited financial statements or reports of the Purchaser consisting of a balance sheet and income statement. In addition, no later than 45 days following the end of each calendar quarter ending after the Closing Date and until the Payment Termination Date, Purchaser shall deliver to Seller an unaudited portfolio report containing Portfolio Information (including, without limitation, the maturity date, net book value, book residual, lease receivable amounts and future firm term cash flows by period) for each active Financing Contract (the "Quarterly Statement"). Each Monthly Statement, Quarterly Statement and any other statement or report delivered by Purchaser in accordance with this Section 6.20 shall be prepared in accordance with GAAP. At Seller's request, Purchaser shall provide Seller any information reasonably requested in connection with the preparation of such Monthly Statement, Quarterly Statement and any other statement or report delivered by Purchaser in accordance with this Section 6.20 and shall further provide Seller and its counsel, accountants and other representatives with access at all reasonable times during regular business hours and upon reasonable notice to personnel and the books and records of Purchaser for such purpose.

6.21     Books and Records.

(a) From and after the Closing, Seller shall make reasonable provision to store copies (whether manually or electronically) of the Books and Records on behalf of Purchaser with the same degree of care used in storing Seller's own books and records and shall reasonably cooperate and assist Purchaser in accessing all such Books and Records as Purchaser may reasonably request; provided, however, in no event shall Seller have any obligation to (i) store copies (whether manually or electronically) of the Books and Records for a period of more than two (2) years following the Closing Date or (ii) maintain the Imaging System for a period of more than six (6) months following the Closing Date. Notwithstanding the foregoing, Seller shall have the option to discard and/or destroy any or all manual copies of such Books and Records upon two (2) weeks' prior written notice to Purchaser. During any such two (2) week period, Seller shall, upon the request of Purchaser make reasonable provision to allow Purchaser (at Purchaser's sole cost and expense) to take possession of any or all manual copies of such Books and Records. In addition, Seller shall have the option, at any time after October 1, 2003, to discard and/or destroy any or all electronic copies of such Books and Records upon two (2) weeks' prior written notice to Purchaser. During any such two (2) week period, Seller shall, upon the request of Purchaser, make reasonable provision to allow Purchaser (at Purchaser's sole cost and expense) to take possession of any or all electronic copies of such Books and Records.

(b) From and after the Closing Date, Purchaser shall allow Seller (and any of Seller's employees, representatives, accountants and auditors) reasonable access to personnel, representatives and employees of Purchaser or any Purchaser Affiliate and all Books and Records and the other business records and files of Purchaser or any Affiliate of Purchaser that are reasonably required by Seller for audit purposes and Tax matters.

6.22 Property Tax. From and after the Closing Date, at the reasonable request of Seller, Purchaser shall prepare and mail invoices to Obligors under any Financing Contract for personal property, ad valorem and other similar Taxes paid or payable on behalf of such Obligors by Seller prior to the Effective Date or otherwise paid or payable by Seller prior to the Effective Date in respect of Leased Property or Inventory and for which invoices in respect of such personal property, ad valorem and other similar Taxes were not prepared or mailed by Seller prior to the Closing but only to the extent that such personal property, ad valorem and other similar Taxes are not reflected in the Accounts Receivable. Any and all amounts remitted to Purchaser in respect of such invoices shall be received by Purchaser as agent, in trust for and on behalf of Seller, and Purchaser shall promptly pay all of such amounts over to the Seller and shall provide the Seller information as to the nature and source of such payments. In no event shall amounts remitted to Purchaser in respect of such invoices be deemed Monthly Cash or subject to the payment priorities set forth in Section
2.3 hereof. At Purchaser's request, Seller shall provide Purchaser any information reasonably requested in connection with the preparation and mailing of invoices by Purchaser pursuant to this Section 6.22.

6.23 Inactive Contracts. Seller shall use its reasonable efforts to deliver originals or certified copies, to the extent available, of all Inactive Contracts to the designated Affiliate of Purchaser within 60 days of the Closing Date. From and after the end of such 60 day period, Seller shall have no further obligation, liability or duty under this Section 6.23 to deliver originals or certified copies of the Inactive Contracts to the designated Affiliate of Purchaser.

6.24 Best Efforts. Purchaser and Seller shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Purchaser and Seller shall also refrain from taking, directly or indirectly, any action contrary to or inconsistent with the provisions of this Agreement, including action which would impair Purchaser's ability to consummate the transactions contemplated by this Agreement. In addition to the foregoing, Purchaser shall use its reasonable best efforts (a) to take all action necessary to secure the Wells Fargo Purchase and (b) in the event that the Wells Fargo Purchase shall not be secured on or prior to the Closing, to secure alternate financing sufficient to pay the Cash Portion of the Purchase Price hereunder at Closing.

6.25 Headquarters Space. Purchaser acknowledges that Seller is a party to an agreement (the "HQ Sale Agreement") pursuant to which Seller has agreed to (i) sell and convey to the purchaser under the HQ Sale Agreement (the "HQ Purchaser") all of its right, title and interest in and to the land and improvements that currently comprise Seller's headquarters located in Rosemont, Illinois as more particularly described in the HQ Sale Agreement (the "HQ Building") and (ii) lease from the HQ Purchaser a portion of the HQ Building (the "Leased Premises"). Seller hereby covenants that promptly after Closing, Seller shall negotiate in good faith with Purchaser the terms and conditions of a sublease, as mutually agreed upon by the parties, for a portion of the Leased Premises not to exceed the greater of (A) 5,500 rentable square feet or (ii) one-quarter (1/4) of the rentable square feet of any floor leased by Seller on the Leased Premises, and Seller shall use its reasonable best efforts (which shall not include the payment of any fee or the expenditure of any amounts) to obtain any consent required from the HQ Purchaser.

6.26 DLR Invoicing. From and after Closing, in respect of all Financing Contracts that are subject to Assumed Indebtedness, Purchaser shall invoice the Obligors with respect to such Financing Contracts as required by the terms of the applicable Financing Contracts and otherwise in accordance with the terms of the applicable Assumed Indebtedness.

6.27 Lockbox Cash. From and after the Effective Date, Seller shall not remove any cash or cash equivalents constituting Purchased Assets from Lockbox Accounts referred to on Schedule 1.11.

6.28 Additional Lease Transactions. From and after the Closing, to the extent that Purchaser identifies a lease or financing arrangement provided by Seller with respect to equipment or property under which Seller is the lessor that (i) was not set forth on Schedule 1.8, (ii) was not otherwise a Purchased Asset hereunder and (iii) specifically relates to the Business, Purchaser and Seller shall negotiate in good faith to effect a sale from Seller to Purchaser of such lease or financing arrangement (and the equipment or property with respect thereto) and the assumption by Purchaser of all liabilities and obligations related to such lease or financing arrangement (and the equipment or property with respect thereto) on economic terms as would most closely resemble those contained in this Agreement had such lease or financing arrangement been included as a Lease Transaction on Schedule 1.8 as of the Effective Date.

6.29 Purchase Price Statements. The Estimated Purchase Price Statement shall be prepared by Seller and Purchaser in accordance with the Statement Methodology. The Final Purchase Price Statement shall be prepared by Seller and Purchaser in accordance with the Statement Methodology by adjusting the Estimated Purchase Price Statement to only the Special Adjustments.

6.30 Canadian Transaction. Prior to the Closing, Seller and Purchaser shall prepare definitive documentation on mutually agreeable terms and conditions (the "Canadian Transaction Documents") pursuant to which an Affiliate of Purchaser (which Affiliate of Purchaser shall be duly organized, validly existing and in good standing under the laws of Canada on and after the Closing Date) shall purchase and acquire certain information technologies equipment leasing business assets and the liabilities associated therewith from Comdisco Canada Limited, a company incorporated in Ontario, Canada under corporation number 863624 ("Comdisco Canada") and an Affiliate of Seller.

6.31 Transfers Not Effected as of Closing. To the extent any approval or consent of a third party that may be necessary in connection with the assignment and assumption of any Assumed Indebtedness or Required Consent Financing Contract hereunder is not obtained on or prior to Closing, Seller shall continue to be subject to any liabilities or obligations that would be Assumed Liabilities but for the failure to obtain the consent or approval of a third party as contemplated by Section 2.1(d) hereof and Purchaser shall pay, perform and discharge fully all of the liabilities and obligations of Seller that otherwise would be Assumed Liabilities from and after the Closing subject to the terms and in accordance with Section 2.3 hereof. Seller shall, without consideration therefor, pay, assign and remit to Purchaser promptly all monies, rights and other consideration received in respect of the asset that would be a Purchased Asset but for the failure to obtain the consent or approval of a third party as contemplated by Section 2.1(d) hereof and all such monies, rights and other consideration shall be received by Purchaser and treated for all purposes as Monthly Cash subject to the terms and in accordance with Section 2.3 hereof. Seller shall exercise or exploit its rights in respect of such Assumed Indebtedness or Required Consent Financing Contract only as reasonably directed by Purchaser and at Purchaser's sole cost and expense.

ARTICLE VII

                             CONDITIONS TO CLOSING;
                         ABANDONMENT OF THE TRANSACTION

7.1 Conditions to Purchaser's Obligations to Close. The obligations of Purchaser to purchase the Purchased Assets and to otherwise consummate the Closing shall be subject to the satisfaction (or waiver by Purchaser) of following conditions:

(a) The representations and warranties of Seller contained herein shall be true and correct in all respects at the Closing (without giving effect to any materiality, Seller's Knowledge or Material Adverse Effect qualifications or exceptions contained in such representations and warranties), in each case with the same effect as though made at and as of such time (other than representations and warranties that are made as of a specific date, which need be true and correct as of such date), except where the failure to be true and correct has not had, and is not likely to have, a Material Adverse Effect.

(b) Seller shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by Seller at or prior to the Closing (except to the extent waived hereunder by Purchaser).

(c) Seller shall have delivered to Purchaser a certificate, dated as of the Closing Date, of an officer of Seller to the effect that the conditions set forth in Sections 7.1(a) and (b) of this Agreement have been fulfilled.

(d) (i) On the Closing Date, there shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a Governmental Entity of competent jurisdiction directing that the transactions provided for herein or any portion thereof not be consummated as provided herein, (ii) no action or proceeding shall have been instituted and, at what would otherwise have been the Closing Date, remain pending before a Governmental Entity, to restrain, prohibit or otherwise challenge the sale of the Purchased Assets to Purchaser and (iii) no Governmental Entity shall have notified either party to this Agreement that the consummation of the transactions contemplated hereby would constitute a violation of the laws of the United States or any State thereof or the laws of the jurisdiction to which such Governmental Entity is subject and that it intends to commence proceedings to restrain the consummation of such transactions unless such Governmental Entity shall have withdrawn such notice prior to what would otherwise have been the Closing Date.

(e) All Authorizations, consents and approvals referred to in Section 5.4 hereof (without giving effect to any qualifications for materiality with regard to Authorizations, consents or approvals from any Governmental Entity), shall have been obtained and all Authorizations required for the valid consummation by Seller and Purchaser of the transactions contemplated by this Agreement, including, without limitation, the expiration or early termination of any applicable waiting period under the HSR Act shall have been obtained.

(f) Seller shall have delivered duly authorized resolutions of each of Seller's board of directors and stockholder approving the execution and delivery of this Agreement and the documents, instrument or agreements to be executed and delivered by Seller pursuant hereto and thereto and the consummation by Seller of transactions contemplated herein and therein.

(g) Seller shall have executed and delivered to Purchaser (or an Affiliate of Purchaser in the case of Inactive Contracts and Other Contracts) a bill of sale in substantially the form attached hereto as Exhibit F evidencing the transfer of the Purchased Assets to Purchaser (or an Affiliate of Purchaser in the case of Inactive Contracts and Other Contracts).

(h) Seller and Wells Fargo shall have duly executed and delivered to the other party the Subordination Agreement in substantially the form attached hereto as Exhibit D.

(i) Wells Fargo shall have funded its commitment under the Commitment Letter.

(j) Seller shall have duly executed and delivered to Purchaser the Trademark License in substantially the form attached hereto as Exhibit E.

(k) Seller shall have duly executed and delivered to the other party thereto the Lease Services Agreement in substantially the form attached hereto as Exhibit A required pursuant to Section 2.1(d) hereunder.

(l) Seller shall have duly executed and delivered to the other party thereto the Transition Services Agreement substantially in the form attached hereto as Exhibit H.

(m) Seller shall have delivered to Purchaser a duly completed and executed certification of non-foreign status pursuant to Section 1.1445-2(b)(2) of the Treasury regulations promulgated under the Code.

(n) Seller shall have delivered opinions of Seller's counsel substantially in the form attached hereto as Exhibit J and Exhibit K.

7.2 Conditions to Seller's Obligations to Close. The obligations of Seller to sell the Purchased Assets and to otherwise consummate the Closing shall be subject to the satisfaction (or waiver by Seller) of the following conditions:

(a) The representations and warranties of Purchaser contained herein shall be true and correct in all respects at the Closing (without giving effect to any materiality, knowledge or Material Adverse Effect qualifications or exceptions contained in such representations and warranties), in each case with the same effect as though made at and as of such time (other than representations and warranties that are made as of a specific date, which need be true and correct as of such date), except where the failure to be true and correct has not had, and is not likely to have, a Material Adverse Effect.

(b) Purchaser shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing (except to the extent waived hereunder in writing by Seller).

(c) Purchaser shall have delivered to Seller a certificate, dated as of the Closing Date, from a manager of Purchaser to the effect that the conditions set forth in Sections 7.2(a) and (b) of this Agreement have been fulfilled.

(d) (i) On the Closing Date, there shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a Governmental Entity of competent jurisdiction directing that the transactions provided for herein or any portion thereof not be consummated as provided herein, (ii) no action or proceeding shall have been instituted and, at what would otherwise have been the Closing Date, remain pending before a Governmental Entity, to restrain, prohibit or otherwise challenge the sale of the Purchased Assets to Purchaser and (iii) no Governmental Entity shall have notified either party to this Agreement that the consummation of the transactions contemplated hereby would constitute a violation of the laws of the United States or any State thereof or the laws of the jurisdiction to which such Governmental Entity is subject and that it intends to commence proceedings to restrain the consummation of such transactions unless such Governmental Entity shall have withdrawn such notice prior to what would otherwise have been the Closing Date.

(e) All Authorizations, consents and approvals referred to in Section 3.4 hereof (without giving effect to any qualifications for materiality with regard to Authorizations, consents or approvals from any Governmental Entity), shall have been obtained and all Authorizations required for the valid consummation by Seller and Purchaser of the transactions contemplated by this Agreement, including, without limitation, the expiration or early termination of any applicable waiting period under the HSR Act and similar legislation in other jurisdictions shall have been obtained.

(f) Purchaser and Wells Fargo shall have duly executed and delivered to the other party the Subordination Agreement in substantially the form attached hereto as Exhibit D.

(g) Purchaser (or an Affiliate of Purchaser in respect of Assumed Liabilities arising from or under Inactive Contracts and Other Contracts) shall have executed and delivered to the Seller an assumption agreement in substantially the form attached hereto as Exhibit G evidencing the assumption of the Assumed Liabilities by Purchaser (or an Affiliate of Purchaser in respect of Assumed Liabilities arising from or under Inactive Contracts and Other Contracts).

(h) On behalf of Purchaser, Wells Fargo shall have paid the Cash Portion of the Purchase Price to Seller.

(i) Purchaser shall have duly executed and delivered to Seller the Promissory Notes in substantially the form attached hereto as Exhibit B.

(j) Purchaser shall have duly executed and delivered to Seller the Trademark License in substantially the form attached hereto as Exhibit E.

(k) Purchaser shall have caused an Affiliate of Purchaser to have duly executed and delivered the Lease Services Agreement in substantially the form attached hereto as Exhibit A required pursuant to Section 2.1(d) hereunder.

(l) Purchaser shall have duly executed and delivered to Seller a security agreement in substantially the form attached hereto as Exhibit C.

(m) Purchaser shall have caused an Affiliate of Purchaser to have duly executed and delivered to Seller the Transition Services Agreement substantially in the form attached hereto as Exhibit H.

(n) In accordance with Section 6.30 hereof, Purchaser shall have caused an Affiliate of Purchaser to have duly executed and delivered the Canadian Transaction Documents to Comdisco Canada and the transactions contemplated thereby shall have been consummated concurrently herewith.

(o) Purchaser shall have delivered an opinion of Purchaser's counsel substantially in the form attached hereto as Exhibit L.

ARTICLE VIII

                                   TERMINATION

8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to any Closing:

(a) by mutual consent of each of Seller and Purchaser;

(b) by either Seller or Purchaser, if a Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(c) by either Seller or Purchaser, if the Closing shall not have occurred on or before September 15, 2003, provided the terminating party is not in breach.

8.2 Procedure and Effect of Termination. In the event of termination and abandonment of the transactions contemplated hereby pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party to this Agreement and this Agreement shall terminate (subject to the provisions of this Section 8.2) and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination except (i) as provided in this Section 8.2, (ii) that the provisions of Sections 6.2(b) and 9.2 hereof shall remain in full force and effect and
(iii) no party waives any claim or right against a breaching party to the extent that such termination results from the material breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

ARTICLE IX

                NO COMPETITION; No Solicitation; Confidentiality

9.1 No Competition. For a period of five years following the Closing Date (the "Restricted Period"), Seller shall not, within the United States, directly or indirectly, in any capacity, render services, engage or have a financial interest in, any business that shall be engaged in a Competitive Business. If any Governmental Entity determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable Law, including with respect to time or space, such Governmental Entity is hereby requested and authorized by the parties to revise the foregoing restriction to include the maximum restrictions allowable under applicable law. Each party hereto acknowledges, however, that this Article IX has been negotiated by the parties and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the Lease Portfolio. "Competitive Business" means any business of commercial equipment leasing or financing; provided, however, in no event shall the term Competitive Business be deemed to include the orderly runoff of the remaining assets and operations of Seller and its Affiliates in accordance with the business purposes of Comdisco Holding Company, Inc.

9.2 No Solicitation. During the Restricted Period, Seller will not, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed), solicit any employee of Purchaser or induce or attempt to induce any such employees out of the employ of Purchaser; provided, however, that Seller shall not be prohibited from employing any such employee who contacts Seller on his or her own initiative and without any direct solicitation by Seller.

9.3 Confidentiality. Seller recognizes and acknowledges that by reason of its involvement with the Lease Portfolio, it has had access to trade secrets relating to the Lease Portfolio. Seller acknowledges that such trade secrets are a valuable and unique asset and agrees that it will not disclose, and shall use reasonable best efforts not to allow the disclosure of, any such trade secrets to any Person for any reason whatsoever, unless (i) such information becomes generally available to the public other than as a result of a disclosure by Seller or (ii) such disclosure is required by applicable law.

9.4 Public Announcements. Purchaser and Seller will consult with each other before issuing any press release or otherwise making any written public statement or making any presentations with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement or such presentation prior to such consultation and the reasonable approval of such press release, public statement or presentation by the other party, except as either party may determine is required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in a form reasonably agreed by the parties. Notwithstanding the foregoing, each party (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such party (or any employee, representative, or other agent of such party) relating to such tax treatment and tax structure beginning on the earliest of
(x) the date of the public announcement of discussions relating to the transactions contemplated by this Agreement, (y) the date of public announcement of the transactions contemplated by this Agreement or (z) the date of the execution of this Agreement (with or without conditions); provided, however, that neither party (nor any employee, representative or other agent thereof) may disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transactions contemplated by this Agreement (including, without limitation, the existence or status of any negotiations, any materials and the identity of any party and any information that could lead another to determine the identity of any party, each to the extent not relevant to the tax treatment or tax structure of the transactions contemplated by this Agreement), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

9.5 Miscellaneous. Seller understands that Purchaser would not have entered into this Agreement absent the provisions of this Article IX. In the event of any breach or threatened breach by Seller of any provision of this Article IX, the Purchaser shall be entitled to injunctive or other equitable relief, restraining Seller from disclosing any trade secrets in whole or in part, or from engaging in conduct that would constitute a breach of the obligations of Seller under this Article IX. Such relief shall be in addition to and not in lieu of any other remedies that may be available, including an action for the recovery of Damages.

ARTICLE X

                      Indemnifications and Related Matters

10.1 Indemnification by Seller. Subject to the terms of Section 10.3 hereto, Seller shall indemnify and hold harmless Purchaser, and its managers, members, officers, employees and agents (collectively, the "Purchaser Indemnified Parties"), from and against and in respect of any and all Damages suffered or incurred by any of them resulting from, arising out of, based on or relating to
(i) any breach of any representation or warranty made by Seller in this Agreement; (ii) any failure to perform duly and punctually any covenant, agreement or undertaking on the part of Seller contained in this Agreement;
(iii) any breach of a representation or warranty included in any certificate, schedule or other agreement, instrument or document, in each case delivered by Seller to Purchaser pursuant to the terms of this Agreement (collectively, the "Seller Related Documents"); or (iv) liabilities of Seller with respect to Seller's actions relating to employees of Seller or benefit plans or payroll practices of Seller; provided, however, that Purchaser Indemnified Parties shall not be entitled to indemnification pursuant to this Section 10.1 (A) for Damages resulting from, arising out of, based on or relating to any breach of any representation or warranty made by Seller or an Affiliate of Seller in, or any failure to perform duly and punctually any covenant, agreement or undertaking on the part of Seller or an Affiliate of Seller contained in, any Seller Related Documents with respect to the sale of any Canadian information technologies equipment leasing assets by Seller (or an Affiliate of Seller) to Purchaser (or an Affiliate of Purchaser) or (B) as a result of any breach of any representation or warranty made by Seller in Section 4.2(b)(ii) to the extent that a matter causing a breach of Section 4.2(b)(ii) is the result of an Obligor's failure to provide insurance (or self insure) or, on and after the Closing, Purchaser's failure to insure (but only with respect to Financing Contracts that are listed on Schedule 4.2(b)(ii)) against loss or damage with respect to any Leased Property subject to or governed by a Financing Contract. For purposes of this Section 10.1, a breach of a representation or warranty contained in this Agreement or any Seller Related Document shall be deemed to exist either if such representation or warranty is actually inaccurate or breached, if such representation or warranty would have been breached or been inaccurate if such representation or warranty had not contained any limitation or qualification as to materiality, Material Adverse Effect or Seller's Knowledge, or, with respect to representations and warranties set forth in
Article IV only, if such representation or warranty would have been breached or been inaccurate if disclosures with respect to such representation or warranty had not been made in the Seller Disclosure Schedules, it being the intention of the parties hereto that the Purchaser Indemnified Parties shall be indemnified and held harmless from and against any and all Damages suffered or incurred by any of them resulting from, arising out of, based on or relating to the failure of any such representation, warranty, certificate, schedule or other agreement, instrument or document to be true and correct in any respect, determined in each case without regard to any qualification as to materiality, Material Adverse Effect or Seller's Knowledge set forth with respect thereto or, with respect to representations and warranties set forth in Article IV only, any disclosures contained in the Seller Disclosure Schedules with respect thereto.

10.2 Additional Indemnification by Seller. Subject to the terms of Section 10.3 hereto, Seller shall indemnify and hold harmless, all Purchaser Indemnified Parties from and against any and all Damages suffered or incurred by any of them resulting from, arising out of, based on or relating to:

(a) any of the Excluded Assets or the ownership, operation, servicing, lease or use thereof, or any action taken with respect thereto, by Seller or any other Person; or

(b) the Excluded Liabilities (including, without limitation, any such liabilities arising by operation of law, statute, common law or otherwise or under successor liability or similar theories that would impose liability on Purchaser as a result of its purchase of the Purchased Assets pursuant hereto).

10.3 Sole and Exclusive Remedy. Notwithstanding anything contained in this Agreement to the contrary, the Purchaser Indemnified Parties' sole and exclusive remedy for any and all claims for Damages resulting from, arising out of, based on or relating to any breach of any representation or warranty or any failure to perform any covenant, agreement or undertaking under this Agreement or any of the certificates, schedules or other agreements, instruments or documents executed and delivered in connection herewith shall be the indemnification provided under the terms and subject to conditions of this Article X; provided, however, that Damages shall not include lost profits or loss of expected value including by way of the incurrence of a liability or obligation that would otherwise be subject to an indemnification claim by Purchaser Indemnified Parties pursuant to Section 10.1 or Section 10.2 with respect to any Purchased Asset as to which no specific value is ascribed for purposes of calculating the Cash Portion or Note Portion of the Purchase Price. Purchaser Indemnified Parties' sole recourse for indemnification pursuant to Section 10.1 and Section
10.2 shall be limited solely to a right of offset by way of a reduction against the remaining amounts to be paid to Seller under tranche A and tranche C of the Note Portion (and not tranche B) of the Purchase Price; provided, however, that in no event shall tranche C of the Note Portion of the Purchase Price be subject to offset pursuant to this Section 10.3 at any time prior to the complete satisfaction and discharge (whether as a result of repayment pursuant to Section
2.3 or reduction by offset pursuant to this Section 10.3 or any combination thereof) of tranche A of the Note Portion of the Purchase Price; provided further, that in no event shall amounts previously paid to Seller in respect of tranche A and/or tranche C of the Note Portion be subject to or eligible for any offset pursuant to this Section 10.3. In no event shall Seller be liable for Damages suffered or incurred by Purchaser Indemnified Parties to the extent that the aggregate amount thereof exceeds the sum of the remaining amounts to be paid to Seller under tranche A and tranche C of the Note Portion of the Purchase Price. Further, in no event shall Purchaser Indemnified Parties be entitled to any right of offset pursuant to this Section 10.3 for Damages resulting from, arising out of, based on or relating to any breach of any representation or warranty made by Seller or an Affiliate of Seller in, or any failure to perform duly and punctually any covenant, agreement or undertaking on the part of Seller or an Affiliate of Seller contained in, any Seller Related Documents with respect to the sale of any Canadian information technologies equipment leasing assets by Seller (or an Affiliate of Seller) to Purchaser (or an Affiliate of Purchaser).

10.4 Indemnification by Purchaser. Purchaser shall indemnify and hold harmless Seller and its directors, officers, employees and agents (collectively, "Seller Indemnified Parties") from and against any and all Damages suffered or incurred by any of them resulting from, arising out of, based on or relating to (i) any breach of any representation or warranty made by Purchaser in this Agreement;
(ii) any failure to perform duly and punctually any covenant, agreement or undertaking on the part of Purchaser contained in this Agreement; (iii) any breach of a representation or warranty included in any certificate, schedule or other agreement, instrument or document, in each case delivered or to be delivered by Purchaser to the Seller pursuant to the terms of this Agreement (collectively, the "Purchaser Related Documents"); (iv) any offer to, and subsequent employment of, any employee of Seller; or (v) offset to tranche C of the Note Portion of the Purchase Prior at any time prior to the complete satisfaction and discharge of tranche A of the Note Portion of the Purchase Price. For purposes of this 10.4, a breach of a representation or warranty contained in this Agreement or any Purchaser Related Document shall be deemed to exist either if such representation or warranty is actually inaccurate or breached, if such representation or warranty would have been breached or been inaccurate if such representation or warranty had not contained any limitation or qualification as to materiality, material adverse effect or knowledge, or if such representation or warranty would have been breached or been inaccurate if disclosures with respect to such representation or warranty had not been made in the disclosure schedules (if any) delivered by Purchaser to Seller in connection with the execution of this Agreement, it being the intention of the parties hereto that the Seller Indemnified Parties shall be indemnified and held harmless from and against any and all Damages suffered or incurred by any of them resulting from, arising out of, based on or relating to the failure of any such representation, warranty, certificate, schedule or other agreement, instrument or document to be true and correct in any respect, determined in each case without regard to any qualification as to materiality, material adverse effect or knowledge set forth with respect thereto or any disclosures contained in the disclosure schedules (if any) delivered by Purchaser to Seller in connection with the execution of this Agreement.

10.5 Additional Indemnification by Purchaser. Purchaser shall indemnify and hold harmless all Seller Indemnified Parties from and against any and all Damages suffered or incurred by any of them resulting from, arising out of, based on or relating to:

(a) the Purchased Assets or the ownership, operation, servicing, lease or use thereof, or any action taken with respect thereto after the Closing, by Purchaser or any Affiliate of Purchaser, other than with respect to any matter, circumstance Damage or event which is the subject of, or gives rise to, an indemnification, payment or similar obligation of Seller pursuant to this Agreement; provided, however, that in no event shall Purchaser indemnify or hold harmless the Seller Indemnified Parties from and against any Damages suffered or incurred by any of them resulting from, arising out of, based on or relating to the use by Seller as licensee (or any sublicensee of Seller) of the Marks except to the extent such use is the result of the specific written instruction of Purchaser; or

(b) the Assumed Liabilities.

10.6 Indemnification Procedure. For the purposes of administering the indemnification provisions of this Article X, the following procedures shall apply from and after the Closing Date:

(a) An indemnified party shall notify the Indemnitor of any Indemnification Event arising from an action or proceeding by a third party against such Indemnitor in writing within 15 days following the receipt by any officer, director, manager or member of the indemnified party of notice of the commencement of such action or proceeding or within 30 days of the assertion of any claim against such indemnified party giving rise to indemnity pursuant to this Article X (any 15 or 30-day notification requirement shall begin to run, in the case of a claim which is amended so as to give rise to an amended Indemnification Event, from the first day such claim is amended to include any claim which is an Indemnification Event hereunder). Such notice shall describe in reasonable detail the basis of such Indemnification Event. Notwithstanding anything to the contrary, the failure to give notice in a timely fashion shall not result in a waiver of any right to indemnification hereunder except to the extent that the Indemnitor's ability to defend against the event with respect to which indemnification is sought is adversely affected by the failure of the indemnified party to give notice in a timely fashion.

(b) The Indemnitor shall be entitled (but not obligated) to assume the defense or settlement of any such action or proceeding, or to participate in any negotiations or proceedings to settle or otherwise eliminate any claim, if it shall provide the indemnified parties a written acknowledgement of its liability for the indemnity against Damages relating to such claim. If the Indemnitor assumes any such defense or settlement or any such negotiations, it shall pursue such defense, settlement or negotiations in good faith. If the Indemnitor fails to elect in writing within 30 days of the notification referred to above to assume the defense, the indemnified party may engage counsel to defend, settle or otherwise dispose of such action or proceeding, which counsel shall be reasonably satisfactory to the Indemnitor; provided, however, that the indemnified party shall not settle or compromise any such action, proceeding or claim without the prior written consent or agreement of the Indemnitor (which consent shall not be unreasonably withheld or delayed).

(c) In cases where the Indemnitor has assumed the defense or settlement with respect to an Indemnification Event, the Indemnitor shall be entitled to assume the defense or settlement thereof with counsel of its own choosing; provided, however, that: (A) the indemnified party (and its counsel) shall be entitled to continue to participate at its own cost in any such action or proceeding or in any negotiations or proceedings to settle or otherwise eliminate any claim for which indemnification is being sought; (B) the Indemnitor shall not be entitled to settle or compromise any such action, proceeding or claim without the consent or agreement of the indemnified party (which consent will not be unreasonably withheld or delayed); provided, further, that if and only if such consent is withheld and the settlement or compromise involves only the payment of monetary damages (as to which the Indemnitor has established to the indemnified party, in the indemnified party's reasonable discretion, that such Indemnitor is capable of funding) and provides an unconditional release of the indemnified person, the Indemnitor's liability shall be limited to the amount for which the Indemnitor agreed with the claimant to settle and the Indemnitor shall remain responsible for its costs and attorneys' fees to the date such settlement was rejected by the indemnified party and the indemnified party shall be responsible for the attorneys' fees and disbursements in respect of such claim thereafter; and (C) after written notice by the Indemnitor to the indemnified party (as provided above) of its election to assume control of the defense of any claim, the Indemnitor shall not be liable to such indemnified party hereunder for any attorneys' fees and disbursements subsequently incurred by such indemnified party in connection therewith (except as provided below).

(d) Any claim for indemnification hereunder that does not arise out of a third-party claim shall be asserted by the Purchaser Indemnified Party by delivering written notice thereof to the Indemnitor promptly after the Purchaser Indemnified Party becomes aware of the basis for such claim. Such written notice shall contain (i) a reasonably detailed description of the facts and circumstances giving rise to such claim for indemnification, (ii) the basis for such claim for indemnification pursuant to this Article X and (iii) the amount and the type and nature of Damages suffered or incurred by such Purchaser Indemnified Party. If the Indemnitor does not object to such written notice within 60 days after actual receipt of such written notice, Indemnitor shall have no further right to contest the validity of such indemnification claim and Purchaser may, following the expiration of such 60 day period, exercise a right of offset in accordance with the terms of Section 10.3 hereof for the amount of Damages to which a Purchaser Indemnified Party is entitled pursuant to this
Article X not to exceed the amount set forth in such written notice. At Indemnitor's request, the Purchaser Indemnified Party shall provide Indemnitor any information reasonably requested by Indemnitor with respect to any claim for indemnification pursuant to this Section 10.6(d) and shall further provide Indemnitor and its counsel with access at all reasonable times during regular business hours and upon reasonable notice to personnel and the books and records of such Purchaser Indemnified Party for such purpose.

10.7 Survival of Representations and Warranties. The representations and warranties made by either Purchaser or Seller hereunder shall survive the consummation of the transactions contemplated hereby until the Payment Termination Date.

ARTICLE XI

                                     GENERAL

11.1 Lock Box Reconciliation. From and after the Effective Date, all sums received pursuant to a lockbox account identified in Schedule 1.11 (a "Lockbox Account") shall be applied in the following manner:

(a) Any sums received pursuant to any Financing Contract constituting a Purchased Asset shall be applied in the manner described in Section 2.3 of this Agreement.

(b) Notwithstanding subsection (a) above, any sums received in respect of property, ad valorem and other similar Taxes paid by Seller, but not included in Accounts Receivables in the Final Purchase Price Statement, shall be payable to Seller. All such amounts shall not be considered Monthly Cash and shall be remitted to Seller as soon as reasonably practical, but in any case, not later than 10 days after receipt under a Lockbox Account.

(c) Any sums received in respect of an Excluded Asset shall be payable to Seller. All such sums received shall not be considered Monthly Cash and shall be remitted as soon as reasonably practical, but in any case, not later than 10 days after receipt under a Lockbox Account.

(d) Any sums received which are not readily identifiable as receipts ("Unidentified Receipts") in respect of either the Purchased Assets or the Excluded Assets shall be retained under the Lockbox Account, subject to the terms of this subsection (d). All Unidentified Receipts shall be reported in the applicable Monthly Statement but shall not be considered Monthly Cash. The parties hereto agree to use good faith efforts to identify the account to which any Unidentified Receipts relate. If, within 30 days of the date a Monthly Statement is delivered to Seller, Seller shall deliver written documentation evidencing its right to receive any Unidentified Receipts set forth in such Monthly Statement, such amount shall not be considered Monthly Cash and shall be remitted to Seller as soon as reasonably practical thereafter; otherwise, the Unidentified Receipts shall be deemed Monthly Cash and applied in the manner provided in Section 2.3 of this Agreement. If, prior to the Payment Termination Date, Seller shall deliver written documentation (which may be in the form of a letter certified as true and correct by an officer of Seller) substantiating its right to receive any Unidentified Receipts previously applied pursuant to
Section 2.3, Purchaser shall remit such amount to Seller as soon as reasonably practical thereafter.

(e) As part of each Monthly Statement, Purchaser shall also provide a list of all Unidentified Receipts that previously were applied in the manner provided in
Section 2.3 of this Agreement pursuant to Section 11.1(d) and that have not been specifically associated with either Purchased Assets or Excluded Assets.

11.2 Amendments. This Agreement may only be amended, modified, superseded or canceled and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by an instrument in writing signed by each of the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance.

11.3 Integrated Contract. This Agreement and the exhibits and schedules hereto, and any written amendments to this Agreement satisfying the requirements of
Section 11.2 hereof (i) constitute the entire agreement among Seller and Purchaser with respect to the subject matter hereof or thereof, and (ii) supersede and replace all correspondence, understandings and communications between the parties hereto with respect to the transactions contemplated by this Agreement.

11.4 Governing Law. This Agreement and the legal relations between the parties hereto arising thereunder shall be governed by and construed in accordance with the laws of the State of New York.

11.5 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, by overnight courier service, or by telecopy or other written form of electronic communication:

        If to Seller, to:        Comdisco, Inc.
                                 6111 North River Road
                                 Rosemont, Illinois 60018
                                 Facsimile: 847.518.5440
                                 Attention: General Counsel

        with a copy to:          Skadden, Arps, Slate, Meagher & Flom (Illinois)
                                 333 West Wacker Drive, Suite 1900
                                 Chicago, Illinois 60606
                                 Facsimile:        312.407.0411
                                 Attention:        L. Byron Vance III

        and if to Purchaser, to: Bay4 Capital Partners, LLC
                                 311 North Bayshore Drive
                                 Safety Harbor, Florida 34695
                                 Facsimile: 727.216.4001
                                 Attention:        General Counsel

        with a copy to:          Morgan, Lewis & Bockius LLP
                                 5300 Wachovia Financial Center
                                 200 South Biscayne Boulevard
                                 Miami, Florida  33131
                                 Facsimile:        305.415.3001
                                 Attention:        Ethan W. Johnson

or to such other address as shall be furnished in writing by Purchaser or Seller, as the case may be, to the other, and any such notice or communication shall be deemed to have been given as of the date so mailed, dispatched or transmitted (except that a notice of change of address shall not be deemed to have been given until received by the addressees).

11.6 No Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent (which consent shall not be unreasonably withheld or delayed) of the other party hereto; provided, however, that Purchaser may assign its rights, but not its obligations, hereunder to any Person in connection with (A) any securitization or assignment of the Financing Contracts or (B) any other transfer or sale of any of the Purchased Assets; provided further, however, that all right, title and interest of Seller in, to and under the Promissory Notes and the right to receive amounts payable to Seller in accordance with Section 6.12 hereof (but not including any of Seller's rights to information of Purchaser with respect to the Promissory Notes or otherwise pursuant to Section 6.20) shall be freely assignable by Seller without the consent, written or otherwise, of Purchaser. Notwithstanding the foregoing, no assignment otherwise permitted hereunder shall, without the written consent of Seller, relieve Purchaser from any of its liabilities hereunder.

11.7 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

11.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when such counterparts have been signed by each party hereto and delivered to the other party hereto.

11.9 Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

11.10 Binding Effect. This Agreement and the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY EXHIBIT HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

11.12 No Third-Party Beneficiary. Except with respect to Hired Employees pursuant to Section 6.13, this Agreement is not intended and shall not be construed to confer upon any Person other than the parties hereto any rights or remedies hereunder.

11.13 Conveyancing Documents. No provision contained in any conveyancing document delivered pursuant to this Agreement shall affect in any manner whatsoever any of the indemnification provisions contained herein.

11.14 Expenses. Except as otherwise specifically set forth in this Agreement, Seller and Purchaser will each be responsible for the payment of their own respective costs and expenses incurred in connection with the negotiations leading up to and the performance of their respective obligations pursuant to this Agreement.

11.15 Currency. All of the dollar amounts mentioned in this Agreement or in the schedules or exhibits annexed hereto shall be in United States funds.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers or representatives thereunto duly authorized, as of the date first above written.


                                                      BAY4 CAPITAL PARTNERS, LLC


                                                 By        /s/ Clay M. Biddinger
                                                     ---------------------------
                                                 Name:          Clay M Biddinger
                                                 Title:        President and CEO

                                                                  COMDISCO, INC.


                                                 By        /s/ Francis J. Cirone
                                                     ---------------------------
                                                 Name:         Francis J. Cirone
                                                 Title:        CEO and President